Hudson Global Resources (Aust) Pty Limited
ACN 002 888 762

and

Hudson Global Resources (NZ) Limited
(Company number 667922)

and

Hudson Highland (APAC) Pty Limited
ACN 074 319 396

and

Westpac Banking Corporation
ABN 33 007 457 141

and

Westpac New Zealand Limited

Facility Agreement

Table of contents

1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Construction	23
	1.3	Other references	25
	1.4	Accounting principles	26
	1.5	Code of Banking Practice	26
	1.6	Business Day	26
	1.7	Know your customer, AML/CTF Law and trade sanctions provisions	27
	1.8	Personal Property Securities Act	28
	1.9	Obligors' Agent	28
	1.10	Westpac New Zealand Limited	28
2	The Facility		29
	2.1	Accessing the Facility	29
	2.2	Purpose	29
3	Conditions precedent		30
	3.1	Conditions precedent to this agreement	30
	3.2	Conditions precedent to all Advances	30
	3.3	Certified copies	30
	3.4	Benefit of conditions precedent	31
4	Tranche A		31
5	Overdraft - Tranche B		31
	5.1	Overdraft Account	31
	5.2	Interest	31
	5.3	Terms of the Overdraft Account	31
6	Tranche C - Financial Guarantee Facility		31
	6.1	Provision of Advances	31
	6.2	Form of Financial Guarantee	32
	6.3	Authorisation to pay	32
	6.4	Voluntary payment	32
	6.5	Obligation to pay	32
	6.6	Borrower's indemnity	33
	6.7	Rights not affected	33
	6.8	Cash cover	34
7	Repayment, prepayment and cancellation		34
	7.1	Facilities repayable on demand	34
	7.2	Mandatory repayment – Limits	35
	7.3	Voluntary repayments	35
	7.4	Miscellaneous	35
8	Default interest		35
	8.1	Default interest	35
	8.2	Further interest	35
	8.3	Accrual of default interest	35
	8.4	Obligation to pay unaffected	36
9	Payments		36
	9.1	Manner of payment	36
	9.2	Amounts payable on demand	37
	9.3	No set-off or deductions	37
	9.4	Additional payments	37
	9.5	Taxation deduction procedures	37

	9.6	Tax benefit	38
	9.7	Application of moneys	38
	9.8	Currency Conversion	39
10	Representations and warranties		39
	10.1	General representations and warranties	39
	10.2	Repetition of representations and warranties	45
	10.3	Reliance on representations and warranties	45
11	General undertakings		46
	11.1	Term of undertakings	46
	11.2	Authorisations and Status Undertakings	46
	11.3	Disposals and Security undertakings	47
	11.4	Acquisition and investment undertakings	48
	11.5	Financing Arrangement Undertakings	48
	11.6	Conduct of business undertakings	49
	11.7	Share capital, dividend, Distributions	51
	11.8	Information and Accounting Undertakings	51
	11.9	Comply with laws	55
	11.10	Transactional banking	55
	11.11	Hedging	55
	11.12	Financial covenants	55
	11.13	Calculation	56
	11.14	Tax consolidation	56
	11.15	Environmental Undertakings	57
	11.16	Transaction Document	57
	11.17	Excluded Subsidiaries	57
	11.18	Right of Entry Deed	58
	11.19	Obligor group	58
12	Changes to Obligors and Security		58
	12.1	New Obligors	58
	12.2	Further Security	59
13	Default		60
	13.1	Events of Default	60
	13.2	Consequences of Event of Default	62
	13.3	Continue to perform	63
	13.4	Liability	63
14	Review Events		63
	14.1	Review Event	63
15	Preserving the Lender’s rights, powers and remedies		64
	15.1	Preservation	64
	15.2	Moratorium legislation	64
	15.3	Reinstating or replacing rights	64
	15.4	Effect of release	65
16	Guarantee and Indemnity		65
	16.1	Guarantee	65
	16.2	Payment	65
	16.3	Securities for other money	65
	16.4	Amount of Money Owing	65
	16.5	Proof by Finance Parties	66
	16.6	Avoidance of payments	66
	16.7	Indemnity for avoidance of Money Owing	66
	16.8	No obligation to marshal	67

	16.9	Non-exercise of Obligors' rights	67
	16.10	Principal and independent obligation	67
	16.11	Suspense account	68
	16.12	Unconditional nature of obligations	68
	16.13	No competition	70
	16.14	Continuing guarantee	71
	16.15	Variation	71
	16.16	Judgments	72
17	Change in circumstances		72
	17.1	Increased costs	72
	17.2	Market Disruption	73
	17.3	Substitute basis	73
	17.4	Cost of funds	73
	17.5	Illegality	73
	17.6	Mitigation	73
18	Set-off		74
	18.1	Set-off rights	74
	18.2	Unliquidated claims	74
	18.3	Different Currencies	74
19	Indemnities and break costs		74
	19.1	Indemnity	74
	19.2	Currency Indemnity	75
	19.3	Continuing indemnities	76
	19.4	Waiver	76
20	Fees Tax and costs		76
	20.1	Fees	76
	20.2	Tax	77
	20.3	GST	78
	20.4	Costs and expenses	78
21	Assignment or novation		79
	21.1	Assignment by Obligors	79
	21.2	Assignment by the Lender	79
	21.3	Assist	79
22	Miscellaneous		79
	22.1	Confidentiality	79
	22.2	Notices	80
	22.3	Release and indemnity for electronic instructions	80
	22.4	Governing law	82
	22.5	Lender's statement conclusive	82
	22.6	Amendment	82
	22.7	Invalidity	82
	22.8	Waivers	83
	22.9	Entire agreement	83
	22.10	Further assurance	83
	22.11	Counterparts	83
	22.12	Attorneys	83
Schedule 1		Conditions Precedent	84
Schedule 2		Officer’s Certificate	86
Schedule 3		Drawdown Notice	92
Schedule 4		Group Structure Diagram	94
Schedule 5		Accession Document	95

Facility Agreement

Agreement

Date

Parties

Name	Hudson Global Resources (Aust) Pty Limited ACN 002 888 762 (Aus Borrower)

Address	Level 19, 45 Clarence Street Sydney NSW 2000

Fax Number

Email Address

Contact

Name	Hudson Global Resources (NZ) Limited (Company number 667922) (NZ Borrower)

Address	C/- Bell Gully, Level 22, Vero Centre, 48 Shortland Street, Auckland, New Zealand

Fax Number

Email Address

Contact

Name	Hudson Highland (APAC) Pty Limited ACN 074 319 396 (Initial Guarantor)

Address	Level 19, 45 Clarence Street Sydney NSW 2000

Fax Number

Email Address

Contact

Facility Agreement

Name	Westpac Banking Corporation ABN 33 007 457 141 (Aus Lender and Security Trustee)

Address	Level 3, Westpac Place, 275 Kent Street, Sydney, NSW 2000

Fax Number

Email Address

Contact

Name	Westpac New Zealand Limited (NZ Lender)

Address	Level 8, 16 Takutai Square, Auckland 1010

Fax Number

Email Address

Contact

Background

A.	The Obligors have requested that the Lender provide the Facilities to the Borrower.

B.	The Lender has agreed to provide the Facilities to the Borrower on the terms set out in the Finance Documents.

Operative part

1	Definitions and interpretation

1.1	Definitions

In this agreement:

Invoice Finance 30-day Bank Bill Rate means the rate the Lender publishes from time to time as its “Invoice Finance 30-day Bank Bill Rate” (or an equivalent rate however described).

Accepted Book Debts has the meaning given to that term in the Ancillary Terms.

Acceleration Percentage has the meaning given to that term in the Ancillary Terms.

Accession Document means an agreement substantially in the form set out in Schedule 5 under which a Group Member becomes a Guarantor.

Advance means a Tranche A Advance, a Tranche B Advance and a Tranche C Advance.

Facility Agreement

AML/CTF Laws means the Anti-Money and Counter-Terrorism Financing Act 2006 (Cth) and any other anti-money laundering or counter-terrorism financing laws or regulations including without limitation, any laws or regulations imposing “know your customer” or other identification checks or procedures, that apply to the Lender, in any jurisdiction, in connection with the Finance Documents.

Amount Available for Acceleration has the meaning given to that term in the Ancillary Terms.

Ancillary Terms means the terms and conditions set out in Schedule 7.

Annual Accounts means the audited annual Financial Statements delivered or to be delivered under clause 11.8(c)(1) (Financial Statements).

Approved Projections means the financial projections and cashflow forecast for the business of the Group for a Financial Year (including a profit and loss statement, balance sheet reconciliations and annual capital expenditure budget) prepared by the directors of the Borrower on a basis consistent with the Generally Accepted Accounting Principles in a form approved by the Lender.

Approved Purpose means a purpose described in clause 2.2.

ASIC means the Australian Securities and Investments Commission.

Attorney means an attorney appointed under a Finance Document.

Auditors means any firm of accountants acceptable to the Lender pursuant to clause 11.8(b)(2).

Authorisation means any consent, approval, authorisation, certificate, consent, exemption, filing, licence, permit, notarisation, notice, registration or waiver, however described, from, by or with, a Government Agency and any renewal of or variation to any of them, and includes any requirement of any Government Agency having jurisdiction in connection with the activities contemplated by a Transaction Document.

Authorised Officer means:

(a)
in relation to a Finance Party any officer of the Finance Party whose title or office includes the word ‘manager’, ‘associate’ or ‘director’ and any other person appointed by the Finance Party to act as an Authorised Officer for the purposes of the Finance Documents; and

(b)
in relation to an Obligor, a director or secretary, or a person notified in writing to the Lender to be an Authorised Officer of the Obligor (and whose identity has been verified to the Lender’s satisfaction in order to comply with AML/CTF Laws).

Bank Bill means a Bill of Exchange that has been accepted by a Reference Bank.

Bank Bill Rate means on any Rate Set Date in respect of an Interest Period:

Facility Agreement

(a)
the rate, expressed as a yield per cent per annum (rounded up (if necessary) to 2 decimal places), that is quoted as the average bid rate on the Reuters screen page ‘BBSY’ (or any page that replaces that page) at about 10.30 (Sydney time) am on the Rate Set Date for Bank Bills that have a tenor equivalent to the Interest Period; or

(b)
if the rate described in paragraph (a) above is not displayed, the rate determined by the Lender to be the average of the buying rates quoted to the Lender by 3 Reference Banks at about 11.00 am on the Rate Set Date for Bank Bills that have a tenor equivalent to the Interest Period; or

(c)
if there are less than 3 Reference Banks quoting buying rates described in paragraph (b) above, the rate set on that day by the Lender in good faith having regard to the Lender's cost of funding for the Interest Period and comparable indices then available in the Bank Bill market.

Base Rate means:

(a)	in respect of Tranche A, the Invoice Finance 30-day Bank Bill Rate;

(b)	in respect of Tranche B, the Commercial Lending Rate.

Beneficiary means, in respect of a Financial Guarantee, the beneficiary under that Financial Guarantee.

Bill of Exchange means a bill of exchange (as defined in the Bills of Exchange Act 1909 (Cth)).

Book Debt has the meaning given to that term in the Ancillary Terms.

Borrower means each of the Aus Borrower and the NZ Borrower or, as the context requires, each of them or both of them.

Borrowing Base means the aggregate of Cash, Accepted Book Debts and NZ Book Debts (other than NZ Excluded Book Debts).

Borrowing Base Ratio means, in respect of a Testing Date, the ratio of:

(a)	the Financial Indebtedness of the Group (other than in respect of the Parent Loan and Corporate Allocation); to

(b)	the Borrowing Base.

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney, Australia and Auckland, New Zealand.

Capital Expenditure means payment for or expenditure on equipment, machinery, fixed assets, real property, real property improvements or any other capital assets (including any costs incurred in connection with them) which under Generally Accepted Accounting Principles is regarded as capital expenditure.

Facility Agreement

Cash means in respect of the Group at any date cash as shown as an asset in the most recent Quarterly Accounts or the Annual Accounts.

CBA Facilities means all Financial Indebtedness owed by the Aus Borrower to the Commonwealth Bank of Australia.

Change in Control means:

(a)	the persons who Control the Borrower on the date of this agreement cease to Control the Borrower; or

(b)	except where permitted under this agreement, any other Group Member ceases to be a wholly owned Subsidiary of the Initial Guarantor.

Chinese Tax Reserve means Taxes and any other liabilities or obligations (actual, contingent or otherwise) in connection with Taxes in respect of Hudson Human Capital Solutions (Shanghai) Limited, provided such liabilities do not at any time exceed US$700,000.

Commercial Lending Rate means the rate the NZ Lender publishes weekly as its “commercial lending rate” (or an equivalent rate however described).

Companies Act means the Companies Act 1993 (New Zealand).

Compliance Certificate means a certificate provided in accordance with clause 11.8(d).

Consolidatable Group means the consolidatable group (as defined in the Tax Act) of which a Group Member is or becomes a member.

Consolidated Group means a consolidated group (as defined in the section 995-1 of the Tax Act).

Control has the same meaning given to that term in Section 50AA of the Corporations Act .

Controller has the same meaning given to that term in the Corporations Act (and includes any equivalent official or person appointed or acting under the laws of any applicable jurisdiction).

Core Business means, as at the date of this agreement, the business of providing permanent and contract recruitment and talent management solutions and recruitment process outsourcing.

Corporate Allocation means an allocation of administrative or similar expenses or costs as charged by the Ultimate Parent or any Subsidiary which is not an Obligor.

Corporations Act means the Corporations Act 2001 (Cth).

Default means an Event of Default or a Potential Event of Default.

Default Rate means in respect of:

Facility Agreement

(a)	Tranche A, the aggregate of 2% per annum and the Discount Fee Rate;

(b)	Tranche B, the aggregate of 2% per annum and the Interest Rate;

(c)	Tranche C, the aggregate of 2% per annum, the Margin and the Bank Bill Rate; and

(d)	any other amount, the aggregate of 2% per annum and the Lender's cost of funding the overdue amount).

Discount Fee Rate means the aggregate of the Base Rate and the Margin each as applicable to Tranche A.

Distribution means, in respect of a person, any:

(a)	dividend or other distribution in respect of its share capital or any class of its share capital;

(b)	repayment of principal of, or payment of interest on, or any other payment with respect to any shareholder loans (including in respect of the Parent Loan);

(c)	cash payments in relation to the Corporate Allocation;

(d)	share buyback, reduction of capital or redemption, purchase, retirement or other acquisition of any shares or warrants issued by it;

(e)
fees or payments to directors or shareholders (including management, royalty or similar fees) other than payments made to an individual for service as a full time employee who is employed in the ordinary course of the relevant entity’s business and provided all payments are made on arms length and market standard terms;

(f)	without limiting the above, in relation to any person incorporated in New Zealand, a “distribution” as defined in section 2 of the Companies Act.

Dollar, AUD and $ means the lawful currency of Australia.

Drawdown Date means the date on which an Advance is, or is proposed to be, provided under this agreement.

Drawdown Notice a notice substantially in the form of Schedule 3.

EBITDA means the operating profit (or loss) of the consolidated Group from ordinary operations for any period after adjustment to exclude (to the extent not already excluded and without double counting):

(a)	any deduction or contribution in respect of corporate tax or other Taxes on income or gains;

(b)	any deduction for Interest Expense;

(c)	any deduction for interest payable in respect of the Parent Loan and/or Corporate Allocation;

Facility Agreement

(d)	any contribution or deduction in respect of any minority interests;

(e)	any contribution or deduction in respect of any individually or significant or extraordinary items (with the Lender’s approval);

(f)	any amortisation of any goodwill, any intangible assets and any acquisition costs;

(g)	any depreciation or amortisation of fixed assets (including any leasehold property);

(h)
any deduction or contribution in respect of any loss or gain against book value arising on a disposal of any asset (other than disposals in the ordinary course of ordinary business) and any loss or gain on any revaluation of any asset; and

(i)	unrealised losses or gains on any Hedging Agreement that has not been closed out.

Environment means any and all living organisms (including man), ecosystems, gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock and all other natural resources or part of such resources, including artificial or man made buildings, structures or enclosures.

Environmental Approval means any Authorisation required under or in relation to Environmental Laws.

Environmental Laws means all Laws concerning the Environment or health and safety which are in existence now or in the future and are binding at any time on a Group Member in the relevant jurisdiction in which that company has been or is operating (including by the export of its products or its waste to that jurisdiction).

Event of Default means any of the events or circumstances described in clause 13.1.

Excluded Subsidiaries means:

(a)	the Indonesian entity, P.T. Morgan Nusa Antara;

(b)	the Australian entity, Morgan & Banks Holdings Australasia Pty Limited ACN 089 252 442; and

(c)	the Chinese entity, Hudson Human Capital Solutions (Shanghai) Limited,

unless, in respect of the relevant entity, the Obligors are unable to make the representation and warranty set out in 10.1(gg) (as it relates to that entity) or unable to comply with any other provision of this agreement relating to the Excluded Subsidiaries.

Excluded Tax means a Tax imposed by any jurisdiction on the net income of a Finance Party but not a Tax:

(a)
calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by the Finance Party under a Finance Document or any other document referred to in a Finance Document; or

Facility Agreement

(b)
imposed as a result of the Finance Party being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Finance Document or any transaction contemplated by a Finance Document.

External Administrator means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person (however described) holding or appointed to an analogous office or acting in an analogous capacity.

Facility means the secured facilities provided by the Lender to the Borrower by way of Tranche A, Tranche B and Tranche C under and in accordance with the Finance Documents.

Facility Limit means the Tranche A Limit, the Tranche B Limit and the Tranche C Limit.

Finance Documents means:

(a)	this agreement;

(b)	each Security;

(c)	the Right of Entry Deed;

(d)	the Subordination Deed;

(e)	the Security Trust Deed;

(f)	each Accession Document;

(g)	each Hedging Agreement entered into by or with the Lender;

(h)	each Transactional Facilities Document entered into by or with the Lender;

(i)	each Financial Guarantee;

(j)	any document or agreement entered into or given under or in connection with any of the above; and

(k)	any other document agreed by the Lender and the Borrower to be a Finance Document for the purposes of this agreement.

Finance Party means each of the Lenders and the Security Trustee.

Financial Guarantee means a bank guarantee issued by the Lender under this agreement.

Financial Guarantee Facility means the bank guarantee facility made available by the Lender under clause 2.1(a)(3) of this agreement.

Financial Indebtedness means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in connection with any:

Facility Agreement

(a)	Bank Bill, debenture, bond, note or loan stock or other similar instrument;

(b)	acceptance or documentary credit;

(c)	receivable sold or discounted (otherwise than on a non-recourse basis);

(d)	agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service;

(e)	finance or capital lease, hire purchase, credit sale or conditional sale agreement;

(f)	agreement for the payment of capital or premium on the redemption of any preference shares;

(g)	Guarantee;

(h)	obligation to deliver goods or provide services paid for in advance by a financier; or

(i)	other amount raised under any other transaction having the commercial effect of a borrowing,

irrespective whether the debt or liability:

(j)	is present or future;

(k)	is actual, prospective, contingent or otherwise;

(l)	is at any time ascertained or unascertained;

(m)	is owed or incurred alone or severally or jointly or both with any other person; or

(n)	comprises any combination of the above.

Financial Statements means, in relation to an entity, the following financial statements and information in relation to the entity:

(a)	a statement of financial performance;

(b)	a statement of financial position; and

(c)	a statement of cashflows.

Financial Year means the period of 12 months ending on 31 December in each year.

Fixed Charge Cover Ratio means, in respect of a Testing Date, the ratio of:

(a)	the aggregate of EBITDA, Operating Lease Expense and Rental Expense; to

(b)	the aggregate of Interest Expense, Operating Lease Expense and Rental Expense,

Facility Agreement

for the Testing Period ending on that Testing Date.

Generally Accepted Accounting Principles means, in respect of:

(a)	each Group Member incorporated in Australia, generally accepted accounting principles in Australia; or

(b)	each Group Member incorporated in a jurisdiction other than Australia, generally accepted accounting principles in that jurisdiction.

General Security Deed means the general security deed dated on or about the date of this agreement between the NZ Borrower and the Security Trustee.

Government Agency means any government or government department, any governmental, semi-governmental or judicial authority or person, any statutory body or authority or body exercising any administrative or legislative function or that has legal power to require another person to act or not to act in a particular way and includes ASIC and the New Zealand Financial Markets Authority.

Group means the Obligors and each Subsidiary of any Obligor other than the Excluded Subsidiaries.

Group Member means any member of the Group.

Group Structure Diagram means the group structure diagram in Schedule 4 or any replacement group structure diagram provided in accordance with clause 11.8(i)(7).

GST means GST as defined in the GST Act or other relevant legislation and regulations, including under the Goods and Services Tax Act 1985 (New Zealand).

GST Act means A New Tax System (Goods and Services Tax) Act 1999.

Guarantee means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

(a)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,

(d)	any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Guarantor means the Initial Guarantor and each entity which becomes a guarantor under this agreement in accordance with clause 12.1 (New Obligors).

Head Office Lease means the lease dated 27 September 2004 between the Aus Borrower and Perpetual Trustee Company Limited (ACN 000 001 007) in respect of the premises at Level 19, 45 Clarence Street Sydney NSW 2000 and any Lease which relates to the headquarters or main operating office of the Group.

Facility Agreement

Hedging Agreement means each interest rate, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement entered into by an Obligor, including any master agreement and any transaction or confirmation under it.

Insolvency Event means, in respect of a person:

(a)	an order is made, or the person passes a resolution or takes any other steps, for its winding up;

(b)	an application is made for its winding up;

(c)	any of the following occurs:

(1)	an External Administrator is appointed or any steps are taken to appoint an External Administrator; or

(2)	a resolution is passed to appoint an External Administrator,

to the person or in respect of assets of the person with an aggregate value of $500,000 or more;

(d)	a Security Interest is enforced, or becomes capable of being enforced against an asset of the person, in each case involving a claim in excess of $500,000;

(e)	a distress, execution, attachment or other process is levied, issued against or enforced upon an asset of the person in an amount of in excess of $500,000;

(f)
a judgement is obtained against the person for more than $500,000, which is not paid within the time period required by the court, otherwise set aside within 10 Business Days or appealed within 10 Business Days with (in the Lender’s opinion) reasonable prospects of success of it being set aside or reduced to below $500,000 and it is set aside or reduced to below $500,000 on appeal;

(g)	the person:

(1)	suspends payment of its debts generally;

(2)	is unable, or states that it is unable, to pay its debt when they fall due;

(3)	takes any action seeking protection from creditors or bankruptcy; or

(4)	is presumed by Law to be insolvent;

(h)
the person enters into or takes any step to enter into any compromise or arrangement with, or assignment for the benefit of, any of its members (in circumstances involving the financial distress of that person) or creditors;

Facility Agreement

(i)	the person implements a merger, demerger or scheme of arrangement with any person;

(j)
if a registered corporation under the Corporations Act or the Companies Act, the person is deregistered, or an application is made to deregister the person under the Corporations Act or the Companies Act which is not set aside within 10 Business Days;

(k)
the person is declared at risk pursuant to the Corporations (Investigation and Management) Act 1989 (New Zealand), or a statutory manager is appointed or any step taken with a view to any such appointment in respect of it, its Subsidiaries or any associated person (as that term is defined in that Act) under the Act (including a recommendation by, or submission by any person to, the New Zealand Financial Markets Authority supporting such an appointment);

(l)	any analogous event, circumstance, matter or thing,

unless, in the case of paragraphs (a), (b), (c), (h), (i) or (j) it occurs as part of a solvent reconstruction with the prior written approval of the Lender.

Intangible Assets means all assets and items of the Group which according to the generally accepted accounting standards of the United States of America are regarded as:

(a)	intangible assets including goodwill, patents, trademarks, design rights and franchises; and

(b)	deferred Tax assets and deferred Tax liabilities.

Intellectual Property means the Intellectual Property Rights owned or used by a Group Member throughout the world or the interests of a Group Member in any of those Intellectual Property Rights, together with the benefit of all agreements entered into or the benefit of which is enjoyed by a Group Member relating to the use or exploitation of any of those Intellectual Property Rights.

Intellectual Property Rights means all patents and patent applications, trade and service marks and trade and service mark applications (and all goodwill associated with any patents, trade and service marks, whether registered, under application for registration or otherwise), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all inventions, all trade secrets, all know-how and all other intellectual property rights throughout the world.

Interest Expense means interest and amounts in the nature of interest or having a similar purpose or effect to interest, shown in the latest Financial Statements for the Group for a period as having been paid or incurred by the Group (on a consolidated basis) in relation to any Financial Indebtedness for the period including:

(a)	any discount on any Bills, bonds, notes or other instruments drawn, accepted or endorsed by any member of the Group;

Facility Agreement

(b)	any line, facility, acceptance, discount, guarantee or other fees and amounts incurred on a regular or recurring basis payable in relation to Financial Indebtedness of the Group;

(c)
the portion of hire and rental payments under a finance lease which exceeds the reduction of principal indebtedness attributable to that finance lease resulting from those payments and which in accordance with the Generally Accepted Accounting Principles would be included in the accounts of the Group as having been paid or incurred by the Group;

(d)	interest and other amounts in the nature of interest, or having a similar purpose or effect to interest, which is capitalised in accordance with the Generally Accepted Accounting Principles,

and:

(e)	plus or minus the net amount of any difference payments paid or payable by a Group Member under any Hedging Agreement during the relevant period; and

(f)	excluding any interest payable in respect of the Parent Loan.

Interest Period means 30 days.

Interest Rate means, the aggregate of the Base Rate and the Margin in each case as applicable to Tranche B.

Joint Venture means any form of joint venture, whether a company, unincorporated entity, undertaking, association, partnership or other similar entity.

Law means:

(a)	any applicable law including legislation, ordinances, regulations, by-laws and other subordinate legislation;

(b)	any Authorisation of or by any Government Agency having jurisdiction in connection with the activities contemplated by a Transaction Document, including any condition or requirement under it;

(c)	any applicable ASIC policy or direction, regulatory guide, policy statement, practice note, guidance note, class order or other instrument issued by ASIC; and

(d)	any applicable code of practice.

Lease means any lease of real property entered into by an Obligor including:

(a)	the Head Office Lease; and

(b)	any other lease of real property entered into by a Group Member.

Lender means each of the Aus Lender and the NZ Lender or, as the context requires, each of them or both of them.

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Margin means, in respect of:

(a)	Tranche A, 0.75% per annum;

(b)	Tranche B, 0.83% per annum; and

(c)	Tranche C, 1.10% per annum.

Marketable Security has the meaning given to that term in section 9 of the Corporations Act and includes a unit or other interest in a trust, partnership, joint venture, fund or managed investment and includes a “security” as defined in section 2D of the Securities Act 1978 (New Zealand).

Material Adverse Effect means any effect, event or matter (or series of effects, events or matters) which is materially adverse to:

(a)	the business, operation, material contracts, assets, condition (financial or otherwise) of any Obligor; or

(b)	the ability of an Obligor to perform any of its material obligations under any Finance Document; or

(c)	the priority or effectiveness of any Security; or

(d)	the validity or enforceability of the whole or any material part of (or any rights or remedies of the Finance Parties under) any Finance Document.

Material Documents means:

(a)	the Head Office Lease;

(b)	the Tax Consolidation Documents;

(c)	the promissory note evidencing the Parent Loan;

(d)	any document or agreement entered into or given under any of the above; and

(e)	any other document agreed by the Lender and any Obligor to be a Material Document for the purposes of the Finance Documents.

Money Owing means the aggregate of:

(a)	the Principal Outstanding;

(b)	all other debts and monetary liabilities of the Borrowers, under or in connection with the Finance Documents and in any capacity,

irrespective of whether the debts or liabilities:

(c)	are present or future;

(d)	are actual, prospective, contingent or otherwise;

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(e)	are at any time ascertained or unascertained;

(f)	are owed or incurred by or on account of a Borrower alone, or severally or jointly with any other person;

(g)	are owed to or incurred for the account of the Lender alone, or severally or jointly with any other person;

(h)	are owed to any other person as agent (whether disclosed or not) for or on behalf of the Lender;

(i)	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(j)	are owed to or incurred for the account of the Lender directly or as a result of:

(1)	the assignment or transfer to the Lender of any debt or liability of an Obligor (whether by way of assignment, transfer or otherwise); or

(2)	any other dealing with any such debt or liability; or

(k)	comprise any combination of the above.

NBNZ Facilities means all Financial Indebtedness owed by the NZ Borrower to the National Bank of New Zealand.

NPAT means, in respect of a period, EBITDA for that period:

(a)
less depreciation or amortisation of fixed assets (including any leasehold property) and any amortisation of any goodwill, any intangible assets and (where applicable) any acquisition costs in respect of that period;

(b)	less:

(1)	corporate tax or other Taxes on income or gains;

(2)	less Interest Expense,

paid by any Group Member in respect of that period;

(c)	plus any interest earned by and paid to a Group Member in respect of that period.

NZ Book Debts means debts owed to the NZ Borrower in the course of its business (including all invoices, credit notes, debit notes and other adjustments).

NZD or NZ$ means the lawful currency of New Zealand.

NZ Excluded Book Debts means NZ Book Debts that would, if the Lender were to make an invoice finance facility (on the Ancillary Terms) available to the NZ Borrower, be considered unacceptable book debts.  The NZ Excluded Book Debts are to be determined according to the Lender’s usual requirements (in determining unacceptable book debts) and may include:

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(a)	NZ Book Debts that are unpaid 90 days from the end of the month in which its invoice was created;

(b)
the debtor (of a particular NZ Book Debt) has a potential right of set off or contra (e.g. where the debtor is also a creditor). A contra is defined as an actual netting of the debtors and creditors balance at month end;

(c)	the debtor (of a particular NZ Book Debt) and the NZ Borrower are not at arms length (e.g. intercompany and associated entity sales);

(d)	the NZ Book Debt is disputed;

(e)	bad or doubtful NZ Book Debts and debtors considered bad payers or a poor credit risk;

(f)	cash sales, clearing accounts or staff accounts;

(g)	post dated invoices;

(h)	foreign currency debts/overseas debtors (unless otherwise advised).

Obligor means the Borrower and each Guarantor.

Officer’s Certificate means:

(a)	the certificate substantially in the form of Part A of Schedule 2; or

(b)	in the case of each Group Member incorporated in New Zealand, a certificate substantially in the form set out in Part B of Schedule 2.

Operating Lease Expense means the aggregate of all amounts payable by Group Members in connection with any operating leases.

Overdraft Account means the overdraft account opened and maintained by the NZ Borrower with the Lender and designated as such for the purposes of this agreement and operated subject to the Lender's standard terms and conditions for overdraft accounts.

Parent means Hudson Highland Group Holdings International Inc. a Delaware corporation.

Parent Loan means the long-term promissory note issued by the Initial Guarantor to the Parent originally for the principal sum of $97,318,977 effective 31 December 2010 in addition to any interest accrued, capitalised or subsequent principal sum lent.

Permitted Disposal means:

(a)	a disposal to another Obligor;

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(b)	a disposal of assets in the ordinary course of an Obligor’s ordinary business on arms length commercial terms;

(c)	disposals that arise on the granting of a Permitted Security Interest; and

(d)	any other disposal with the prior written consent of the Lender.

Permitted Distribution means a Distribution made:

(a)	by one Obligor to another Obligor; or

(b)	the Lender has approved the Distribution in writing prior to it being made; or

(c)	where the following conditions are satisfied:

(1)	no Default is subsisting or would arise by reason of the payment of the Distribution;

(2)	the Distribution, when aggregated with all other Distributions declared for:

(A)	a Quarter does not exceed the NPAT for that Quarter; and

(B)	any Testing Period does not exceed NPAT in respect of that Testing Period; and

(3)	the relevant Obligor notifies the Lenders upon making the Distribution.

Permitted Financial Indebtedness means:

(a)	Financial Indebtedness owed under the Finance Documents;

(b)	the Parent Loan;

(c)	Financial Indebtedness owed by one Obligor to another Obligor;

(d)	Financial Indebtedness owed by an Obligor, provided that such Financial Indebtedness is subordinated to the Financial Indebtedness owed under the Finance Documents on terms satisfactory to the Lender;

(e)	agreement for the deferral (less than 90 days) of a purchase price or other payment in relation to the acquisition of any asset or service;

(f)	finance or capital leases or hire purchase arrangements up to an aggregate amount of $500,000 per annum (or such other amount with the prior written consent of the Lender);

(g)	any Financial Indebtedness incurred with the prior written approval of the Lender.

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Permitted Security Interest means:

(a)	a Security Interest of which full details have been given to the Lender in writing before the date of this agreement and to which the Lender has consented in writing;

(b)	a Security Interest created after the date of this agreement, if:

(1)	the Lender has consented to that Security Interest and to a maximum amount which it may secure at any time; and

(2)	the amount secured by that Security Interest (other than costs, fees and uncapitalised interest) does not increase beyond the amount in respect of which the Lender has consented;

(c)	a Security Interest provided for by one of the following transactions provided the transaction does not secure payment or performance of an obligation:

(1)	a transfer of an account or chattel paper; or

(2)	a commercial consignment; or

(3)	a PPS lease;

(d)	any lien for:

(1)	rates, Taxes, duties or fees of any kind payable to a Government Agency; or

(2)	money payable for work performed by supplier, mechanics, workmen, repairmen or employees and, in each case, arising in the ordinary course of ordinary business,

either not yet due or being contested in good faith by appropriate proceedings (where the Obligor has sufficient financial resources to pay the relevant amount if a legally binding determination is made that payment is required) so long as the enforcement of that lien is stayed or otherwise suspended during the course of the proceedings;

(e)	a Security Interest granted in favour of a party other than a Finance Party where that Security Interest is subject to a deed of priority in form and substance acceptable to the Lender;

(f)	any Security Interest deemed to be a “security interest” as defined in the PPSA (NZ) solely by virtue of falling within section 17(1)(b) of the PPSA (NZ).

PPSA (NZ) means the Personal Property Securities Act 1999 (New Zealand).

PPS Law means the Personal Property Securities Act 2009 and any amendment made at any time to any other Laws as a consequence of that act.

Facility Agreement

Potential Event of Default means an event which, with the giving of notice, the lapse of time, the making of any determination, the fulfilment of any other condition or any combination of the foregoing will, or could reasonably be expected to, constitute an Event of Default.

Principal Outstanding means, at any time, the aggregate amount of all Advances outstanding at that time under the Facility plus any interest or fee capitalised in accordance with the Finance Documents.

Purchase Price has the meaning given to that term in the Ancillary Terms.

Quarter means each period of approximately 13 weeks ending on the last day of September, December, March and June in a Financial Year and Quarterly has a corresponding meaning.

Quarterly Accounts means the quarterly unaudited consolidated and unaudited unconsolidated management accounts delivered or to be delivered under clause 11.8(c)(2) (Financial Statements).

Rate Set Date means the first day of an Interest Period.

Receiver means a receiver or receiver and manager appointed under a Security.

Reference Bank means each of Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation.

Related Body means, regardless of any body's trustee or other capacity, a body corporate which would be related under section 50 of the Corporations Act and includes a related company as defined in section 2(3) of the Companies Act, on the basis that the expression “company” in that statute includes a body corporate.

Rental Expense means all rent and any other amounts in the nature of, or analogous to, rent payable by a Group Member in connection with any Lease.

Report means any report, review, forecast, analysis or other information provided to the Lender (whether by or on behalf of a Group Member) in connection with the provision of the Facility.

Review Event means, whether or not it is within the control of the Obligors, any of the following occurs:

(a)	there is a Change in Control;

(b)
the official quotation on The Nasdaq Stock Market LLC (or any successor or assign approved by the relevant Government Agency)) of the common stock of the Ultimate Parent is suspended or discontinued for more than 5 consecutive Business Days other than where the discontinuation is in connection with the common stock of the Ultimate Parent being listed on the London Stock Exchange or The New York Stock Exchange LLC (or any successor or assign approved by the relevant Government Agency);

Facility Agreement

(c)
if the common stock of the Ultimate Parent is listed on the London Stock Exchange or The New York Stock Exchange LLC (or any successor or assign approved by the relevant Government Agency), the official quotation on, as relevant, the London Stock Exchange or The New York Stock Exchange LLC (or any successor or assign approved by the relevant Government Agency)) of the common stock of the Ulitmate Parent is suspended or discontinued for more than 5 consecutive Business Days; and

(d)	the variance in the value for EBITDA as stated in the Annual Accounts from that stated in the Quarterly Accounts is greater than 10% (unless otherwise agreed by the Lender).

Right of Entry Deed means each right of entry deed entered into in connection with a Lease in accordance with clause 11.18(a).

Secured Property means any assets, property, rights or undertakings subject to a Security.

Security means:

(a)	the fixed and floating charge (including equitable mortgage of shares) dated on or about the date of this agreement granted by the Obligors in favour of the Security Trustee;

(b)	the General Security Deed;

(c)	the guarantee and indemnity contained in clause 16 of this agreement; and

(d)	each other Security Interest granted by any person to the Security Trustee to secure the Money Owing.

Security Interest means:

(a)
a security interest under the PPS Law, a mortgage, pledge, lien, charge (fixed or floating), caveat, assignment by way of security, hypothecation, title retention arrangement, preferential right, trust arrangement, a security interest as defined in the PPSA (NZ) or other arrangement (including any set-off, sale and repurchase agreement or flawed-asset arrangement) having the same or equivalent commercial effect as a grant of security; or

(b)	an agreement to create or give any arrangement referred to in paragraph (a) of this definition.

Security Trust Deed means the security trust deed dated on or about the date of this agreement between the Security Trustee, the Lenders and the Obligors.

Spot Rate means the spot rate of exchange of the Lender (as determined by that Lender) for the purchase of Dollars with the appropriate amount of a currency in the Sydney foreign exchange market in the ordinary course of business at or about 10:00am on the day in question for delivery 2 Business Days later.

Subordination Deed means the deed of subordination dated on or about the date of this agreement between the Security Trustee, the Lenders, each Obligor and the Parent.

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Subsidiary means:

(a)	a subsidiary as defined in section 46 of the Corporations Act;

(b)	a subsidiary within the meaning of section 5 of the Companies Act;

(c)	any other person who’s Financial Statements are required to be consolidated with the Financial Statements of that person in accordance with the Generally Accepted Accounting Principles.

Tangible Net Worth means the aggregate of Total Shareholder’s Equity plus the Parent Loan less Intangible Assets measured on a consolidated basis using audited consolidated Financial Statement for the Group prepared in accordance with generally accepted accounting principles in the United States of America.

Tax means any tax (including GST), levy, impost, deduction, charge, duty, compulsory loan or withholding and any related interest, penalty, fine or expense imposed by any Government Agency.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) as applicable.

Tax Consolidation Documents means the Tax Sharing Agreement dated in 2005 between, among others, the Initial Guarantor and the Aus Borrower.

Termination Date means the date for repayment of the Facility as set out in the notice provided under clause 7.1.

Testing Date means the last day of each Quarter.

Testing Period means each period which corresponds to the annual accounting reference period of the Obligors or 12 consecutive calendar months ending on a Testing Date.

Title Document means any original, duplicate or counterpart certificate or document of title.

Total Assets means in respect of the Group, on any date, the total consolidated assets of the Group as shown in the most recent Quarterly Accounts or Annual Accounts.

Total Shareholder’s Equity means the aggregate amount of:

(a)	the issued and paid-up share capital of the Group; plus

(b)	retained earnings; plus

(c)	reserves,

but after (to the extent not already taken into account):

(d)
after deducting an amount equal to any Distribution by the Group out of the profits earned before the date of the relevant balance sheet and which has been declared or made since that date (except to the extent it is already provided for in that balance sheet,

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in each case, calculated on a consolidated basis as shown in the Financial Statements prepared for the Group.

Tranche A means the invoice discounting facility made available by the Lender under clause 2.1(a)(1).

Tranche A Advance means a utilisation of Tranche A under and in accordance with this agreement.

Tranche A Limit means the lesser of:

(a)	$20,000,000; and

(b)	(Purchase Price of all Accepted Book Debts representing Australian invoices) x (Acceleration Percentage) less the Principal Outstanding in respect of Tranche C,

or such other amount as agreed between the Lender and the Borrower from time to time, as reduced or cancelled in proportion to any reduction or cancellation of the Facility Limit in accordance with this agreement.

Tranche B means an overdraft facility made available by the Lender under clause 2.1(a)(2).

Tranche B Advance means the principal amount of the advances made or to be made under Tranche B.

Tranche B Limit means NZ$3,500,000 or such other amount as agreed between the Lender and the Borrower from time to time, as reduced or cancelled in accordance with this agreement.

Tranche C means the Financial Guarantee Facility.

Tranche C Advance means the principal amount of any Financial Guarantee made or to be made under Tranche C.

Tranche C Limit means $5,000,000 or such other amount as agreed between the Lender and the Borrower from time to time, as reduced or cancelled in accordance with this agreement.

Transaction Documents means:

(a)	each Finance Document;

(b)	each Material Document;

(c)	each document or agreement entered into or given under any of the above; and

(d)	any other document agreed by the Lender and any Obligor to be a Transaction Document for the purposes of this agreement.

Facility Agreement

Transactional Facilities means the transactional facilities required in the ordinary course of the ordinary business of the Group and provided by the Lender.

Transactional Facilities Document means each document evidencing the terms on which a Transactional Facility is provided.

Ultimate Parent means Hudson Highland Group, Inc. a Delaware corporation.

UD and US$ means the lawful currency of the United States of America.

US GAAP means generally accepted accounting principles in the United States of America.

1.2	Construction

In this agreement, unless a contrary intention appears, a reference to:

(a)	a document being ‘in the agreed form’ means in a form agreed between the Lender and the Borrower.

(b)	an ‘agreement’ includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

(c)	an ‘amendment’ includes any amendment, supplement, variation, novation, modification, replacement or restatement and ‘amend’, ‘amending’ and ‘amended’ will be construed accordingly;

(d)	a ‘corporation’ includes a company as defined in the Companies Act;

(e)	a ‘consent’ includes an authorisation, approval, exemption, licence, order, permission or waiver;

(f)	a ‘filing’ includes any filing, registration, recording or notice;

(g)	a ‘guarantee’ includes:

(1)	an indemnity; and

(2)	any other obligation (whatever called) of any person:

(A)
to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

(B)	to be responsible for the performance of any obligations by or the solvency of any other person,

and ‘guaranteed’ and ‘guarantor’ will be construed accordingly;

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(h)	‘including’ means including without limitation and does not limit what else might be included and ‘includes’ and ‘included’ will be construed accordingly;

(i)	‘indebtedness’ includes any obligation (whether incurred as principal, guarantor or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)	‘losses’ includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and ‘loss’ will be construed accordingly;

(k)	a ‘month’ means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(1)	if any such period would otherwise end on a day which is not a Business Day, it will end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

(2)
if a period starts on the last Business Day in a calendar month, or if there is no numerically corresponding day in the month in which that period ends, that period will end on the last Business Day in that later month, and references to ‘months’ will be construed accordingly;

(l)
a ‘person’ includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality) or any two or more of the foregoing;

(m)	‘principal’ includes in relation to a Bank Bill, the amount stated on the Bank Bill as the maximum amount payable under the Bank Bill;

(n)
‘property’ or an ‘asset’ includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset (including uncalled share capital);

(o)
a ‘regulation’ includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

(p)	a ‘share’ includes share as defined in the Companies Act; and

(q)
the ‘winding-up’ of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which that person is incorporated, registered, established or carries on business or to which that person is subject.

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1.3	Other references

In this agreement, unless a contrary intention appears:

(a)	a reference to a term used in:

(1)	paragraph (c) of the defined term “Permitted Security Interest”;

(2)	clause 1.8; and

(3)	11.3(d),

and defined in the PPS Law has the same meaning it has in the PPS Law;

(b)	a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

(c)	references to clauses and schedules are references to, respectively, clauses of and schedules to this agreement and references to this agreement include its schedules;

(d)
a reference to (or to any specified provision of) any agreement or document (including the Finance Documents) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any provision of any Finance Document;

(e)
a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

(f)	a time of day is a reference to Sydney time;

(g)	the index to and the headings in this agreement are inserted for convenience only and are to be ignored in construing this agreement;

(h)	words importing the plural will include the singular and vice versa;

(i)	a reference to the drawing, acceptance, endorsement or other dealing of or with a Bank Bill is to be interpreted by reference to the Bills of Exchange Act 1909 (Cth);

(j)	any undertaking, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(k)	a covenant or agreement on the part of two or more persons binds them jointly and severally;

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(l)
a reference to repayment or prepayment (or a similar expression) of either any Advance which comprises the issue of one or more Financial Guarantees or the Principal Outstanding under Financial Guarantees means the payment to the Lender of the aggregate amount claimable on the face of those Financial Guarantees or the return and cancellation of those Financial Guarantees and a reference to the return and cancellation of a Financial Guarantee will include the Financial Guarantee being otherwise discharged to the satisfaction of the Lender; and

(m)	an Event of Default subsists until either remedied to the Lender's satisfaction or waived by the Lender in writing.

1.4	Accounting principles

(a)	Any accounting practice or concept relevant to this agreement is to be construed in accordance with Generally Acceptable Accounting Principles.

(b)
The parties acknowledge that changes in Generally Accepted Accounting Principles in Australia and compliance with International Reporting Standards (IFRS) and US GAAP after the date of this agreement may make the operation of the financial covenants set out in clause 11.12 or a defined term in clause 1.1 or another clause in a Finance Document that refers to Generally Accepted Accounting Principles, inappropriate. If the Borrower or the Lender considers that this has occurred and they notify the other parties of that effect (the date of such notification being the (Notification Date)), the Borrower and the Lender agree to negotiate with each other in good faith to attempt to agree appropriate amendments to the effected clauses or definitions. If the Borrower and the Lender fail to agree appropriate amendments to the affected clauses or definitions within 20 Business Days of the Notification Date, then any references to Generally Accepted Accounting Principles in any Finance Document will be deemed to be a reference to generally accepted accounting principles in Australia and the United States of America at the date of this agreement.

1.5	Code of Banking Practice

The parties agree that Code of Banking Practice (as modified in 2004) does not apply to the Finance Documents and the transactions contemplated under them.

1.6	Business Day

(a)	Subject to clause 1.6(b), if the day on which any thing is to be done under this agreement is not a Business Day, then that thing must be done on the next Business Day.

(b)
If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

Facility Agreement

1.7	Know your customer, AML/CTF Law and trade sanctions provisions

(a)	If:

(1)	the introduction of, or any change in, any law or regulation (including its interpretation or application) made after the date of this agreement;

(2)	any change in the status of any Obligor or the composition of the shareholders of any Obligor after the date of this agreement;

(3)	a proposed assignment or transfer by the Lender of its rights or obligations in relation to this agreement; or

(4)	any other circumstance arises which,

requires the Lender to comply with “know your customer” procedures and the necessary information is not already available to it, the Obligors must promptly upon request by the Lender supply, or procure the supply of, the documentation and other evidence reasonably requested by the Lender for it to satisfactorily carry out all necessary “know your customer” procedures.

(b)
If the execution or accession of any Group Member to any Finance Document obliges the Lender to comply with “know your customer” procedures and the necessary information is not already available to it, the Obligors must promptly upon request by the Lender supply, or procure the supply of, documentation and other evidence reasonably requested by the Lender to satisfactorily carry out all necessary “know your customer” procedures.

(c)
Notwithstanding any other provision of a Finance Document to the contrary, the Lender is not obliged to do or omit to do anything if it would, or might (in its reasonable opinion), constitute a breach of any AML/CTF Law or economic or trade sanctions laws or regulations applicable to the Lender, including without limitation the Charter of the United Nations Act 1945 (Cth), the Charter of United Nations (Dealing with Assets) Regulations 2008 (Cth) and the Banking (Foreign Exchange) Regulations 1959 (Cth).

(d)
Notwithstanding any other provision of a Finance Document to the contrary, each Obligor agrees to provide any information and documents that are within its possession, custody or control reasonably required by the Lender in order for the Lender to company with any AML/CTF Law.

(e)
If the Lender forms the view that, in its reasonable opinion, it is required to disclose information obtained in connection with the Finance Documents to any person in order to comply with any AML/CTF Laws, the parties agree that, to the extent permitted by law, such disclosure will not breach any duty of confidentiality owed by the Lender to any other party to this agreement.

(f)
The Obligors undertake that the processing of any transaction by the Lender in accordance with any Obligors’ instructions will not breach any laws or regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions applicable to an Obligor.

Facility Agreement

1.8	Personal Property Securities Act

(a)
If the Lender determines a Finance Document (or a transaction in connection with it) is or contains a security interest for the purposes of the PPS Law, the Obligors agree to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Lender asks and considers necessary for the purpose of:

(1)	ensuring that the security interest is enforceable, perfected and otherwise effective;

(2)
enabling the Finance Parties to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Finance Parties;

(3)	enabling the Finance Parties to exercise rights in connection with the security interest.

(b)	No Finance Party need give any notice under the PPS Law (including a notice of a verification statement) unless the notice is required by the PPS Law and cannot be excluded.

1.9	Obligors' Agent

Each Obligor irrevocably appoints the Borrower as its agent for the purpose of:

(a)	executing and delivering on its behalf any Accession Document and any other agreement or document capable of being entered into by that Obligor under or in connection with the Finance Documents;

(b)	giving and receiving any notice or instruction under or in connection with any Finance Document (including any Drawdown Notice); and

(c)
agreeing and executing all consents, agreements and amendments (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) entered into in connection with the Finance Documents (including confirmation of continuation of guarantee obligations in connection with any amendment or consent in relation to the Facilities).

1.10	Westpac New Zealand Limited

The parties acknowledge and agree that, despite any other provision in this agreement or any other Finance Document:

(a)	this agreement is entered into by the Lenders severally, and the obligations of the Lenders bind them severally;

(b)	a reference to “Lender” in this Agreement is a reference to either or both Lenders, as the context requires;

Facility Agreement

(c)	the Aus Borrower may only request Advances under Tranche A or Tranche C from the Aus Lender and the NZ Borrower may only request Advances under Tranche B from the NZ Lender;

(d)
subject to the terms of this agreement, the Aus Lender must provide any Advance required by the Aus Borrower to the Aus Borrower and the NZ Lender must provide any Advance required by the NZ Borrower to the NZ Borrower;

(e)
if a Lender receives any notice, circular, communication, report or document from an Obligor under or in connection with a Finance Document (other than in relation to a drawdown request) that Lender must provide a copy of such notice, circular, communication, report or document to the other Lender.

2	The Facility

2.1	Accessing the Facility

(a)	Subject to the terms of the Finance Documents, the Lender agrees to make available to:

(1)	the Aus Borrower, an invoice discounting facility amount equal to the Tranche A Limit;

(2)	the NZ Borrower, an overdraft facility in an amount equal to the Tranche B Limit; and

(3)	the Aus Borrower, the Financial Guarantee Facility in an amount equal to the Tranche C Limit.

(b)	The maximum amount available to the Borrower under:

(1)	Tranche A is the Tranche A Limit;

(2)	Tranche B is the Tranche B Limit;

(3)	Tranche C is the Tranche C Limit; and

(4)	the Facility is the Facility Limit.

2.2	Purpose

(a)	The proceeds of all Advances:

(1)	under Tranche A must be used for the purpose of repaying the CBA Facilities and as set out in the Ancillary Terms;

(2)	under Tranche B must be used:

(A)	to refinance existing NZ Book Debts;

(B)	to repay the NBNZ Facilities; and

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(C)	for general working capital purposes; and

(3)	under Tranche C must be used to fund guarantee requirements associated with property rental payments (including replacing existing bank guarantees).

(b)	The Lender is not responsible for, or obliged to enquire about, the use or application of amounts borrowed under this agreement.

3	Conditions precedent

3.1	Conditions precedent to this agreement

The Lender is not obliged to fund the first Advance unless it has received all of the documents and information specified in Schedule 1 in form and substance satisfactory to it, or the Lender is satisfied that, immediately after the Advance, it will receive those documents and that information in form and substance satisfactory to it.

3.2	Conditions precedent to all Advances

The Lender is not obliged to fund any Advance unless the following conditions are fulfilled to the Lender's satisfaction:

(a)	(Drawdown Notice): in respect of Tranche C, the Borrower has delivered a Drawdown Notice to the Lender requesting the Advance in accordance with this agreement;

(b)	(Drawdown Date): the Drawdown Date for the Advance is a Business Day prior to the Termination Date;

(c)	(limits): the Tranche A Limit, the Tranche B Limit, the Tranche C Limit and/or the Facility Limit will not be exceeded by providing the Advance;

(d)	(no Default): no Default or Review Event has occurred which is continuing and no Default or Review Event will result from the Advance being provided;

(e)	(Tranche A) in respect of a Tranche A Advance only, requirements set out in the relevant Ancillary Terms have been satisfied;

(f)	(certificates) such other certificates, approvals, evidence, documents and information requested by the Lender in accordance with a Finance Document; and

(g)	(fees and expenses) payment of all fees, costs and expenses as required by the Finance Documents which are due and payable.

3.3	Certified copies

Upon request by the Lender, an Authorised Officer of the Borrower must certify a copy of a document given to the Lender under this clause 3 to be a true, complete and up-to-date copy of the original document. The certification must be made no more than 5 Business Days before the date on which it is provided.

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3.4	Benefit of conditions precedent

A condition in this clause 3 is for the benefit of the Lender and only the Lender may waive it.

4	Tranche A

Subject to the other provisions of this agreement, the Aus Lender agrees to provide the requested Tranche A Advance on the terms and conditions set out in the Ancillary Terms.

5	Overdraft - Tranche B

5.1	Overdraft Account

(a)	The NZ Borrower may utilise Tranche B by drawing on its Overdraft Account. No Drawdown Notice is required to do so.

(b)	The NZ Lender will debit any Tranche B Advance to the Overdraft Account.

5.2	Interest

(a)	Interest is charged on the daily debit balance of the Overdraft Account at a percentage rate equal to the Interest Rate.

(b)	Interest on the Overdraft Account is debited to the balance outstanding under the Overdraft Account at the end of each calendar month.

(c)
If at any time the Overdraft Account is in credit the NZ Lender will pay interest to the NZ Borrower at the normal credit interest rate then applicable to overdraft accounts as determined by the NZ Lender.

5.3	Terms of the Overdraft Account

The NZ Borrower agrees to comply with the NZ Lender’s standard terms and conditions for overdraft accounts provided to the NZ Borrower from time to time.

6	Tranche C - Financial Guarantee Facility

6.1	Provision of Advances

(a)	To utilise the Financial Guarantee Facility, the Aus Borrower must deliver to the Aus Lender a duly completed Drawdown Notice not later than 10.00 am 2 Business Days before the proposed Drawdown Date.

(b)	The Aus Borrower must not deliver a Drawdown Notice to the Aus Lender unless:

(1)	the Tranche C Limit and the Facility Limit will not be exceeded by providing the Advance;

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(2)	the Aus Borrower is able to make the statements and confirmations set out in the Drawdown Notice.

(c)	A Drawdown Notice once given may not be withdrawn or revoked.

(d)
If the Aus Borrower gives a Drawdown Notice requesting the issue of a Financial Guarantee in accordance with this agreement, the Aus Lender must issue the Financial Guarantee on the proposed Drawdown Date in accordance with the Drawdown Notice.

6.2	Form of Financial Guarantee

A Financial Guarantee will be substantially in the form of Schedule 8 and must:

(a)	have a minimum face value amount of $10,000 or such other amount agreed between the Borrower and the Aus Lender;

(b)	only be payable on a Business Day; and

(c)	be irrevocable and non transferable.

6.3	Authorisation to pay

The Borrower irrevocably authorises the Aus Lender to immediately pay any amount demanded or requested of the Aus Lender at any time under a Financial Guarantee. The Aus Lender:

(a)	need not first refer to an Obligor or obtain an Obligor’s authority for the payment; and

(b)	need not enquire whether the demand or request has been properly made; and

(c)	may meet any demand or request even if an Obligor disputes the validity of the demand or request.

6.4	Voluntary payment

The Aus Lender may make a voluntary payment under any Financial Guarantee at any time.

6.5	Obligation to pay

(a)	If a Beneficiary satisfies all requirements of a Financial Guarantee regarding payment under the Financial Guarantee, the Aus Lender must pay the Beneficiary its entitled amount.

(b)	The Aus Lender will notify the Borrower of a demand for payment by any Beneficiary promptly after receiving it.

(c)	The obligations in this clause 6.5 will operate despite:

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(1)	any breach by an Obligor of any of its obligations under any Transaction Document or any provision of a contract to which the Financial Guarantee relates;

(2)	any direction by an Obligor to the Aus Lender not to pay;

(3)	any right of set off or other claim which an Obligor may have against the Beneficiary;

(4)	any dispute by an Obligor as to the obligation of the Aus Lender to make payment;

(5)	any other thing notified or known to the Aus Lender relating to either or both of an Obligor and any Beneficiary.

6.6	Borrower's indemnity

(a)
The Borrower must pay an amount equal to each amount the Aus Lender pays under a Financial Guarantee, including any payment made under clause 6.4. The Borrower must pay to the Aus Lender these amounts within 3 Business Days of written demand by the Aus Lender.

(b)
The Borrower indemnifies the Aus Lender against, and the Borrower must pay the Aus Lender within 3 Business Days of written demand by the Aus Lender for, liability, loss, costs or expenses the Aus Lender suffers or incurs in connection with the issue of or payment under a Financial Guarantee.

(c)
The Borrower indemnifies the Aus Lender on demand against any loss, cost, liability or expense (including legal costs on a full indemnity basis) that the Aus Lender (or any employee of the Aus Lender) incurs as a result of the Aus Lender acting in good faith on a Drawdown Notice in respect of a Financial Guarantee or any instructions provided in accordance with this agreement purporting to originate from the Borrower or to be given by an Authorised Officer of the Borrower in respect of any Financial Guarantee.

6.7	Rights not affected

Rights given to the Aus Lender under this clause 6 and the Borrower's liabilities under it are not affected by any act or omission by the Aus Lender or anything else that might otherwise affect them under law or otherwise, including:

(a)
any inaccuracy, insufficiency, forgery or alteration in any certificate, Financial Guarantee or other document which purports to be made, issued or delivered under this agreement or under any Financial Guarantee;

(b)
the fact that a Finance Party releases an Obligor (or another person) or gives an Obligor a concession, such as more time to pay, or compound or compromise with an Obligor (whether or not an additional burden is imposed at the same time);

(c)	laches, acquiescence, delay, acts, omissions or mistakes on any Finance Party's part or the part of another person; or

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(d)	the fact that the obligations of any person (other than an Obligor’s obligations under the Finance Documents) may not be enforceable.

6.8	Cash cover

(a)	If the expiry date of any Financial Guarantee extends beyond the Termination Date, the Borrower must, on or prior to the Termination Date pay to the Aus Lender (without double counting):

(1)	all money actually or contingently owing by it to the Aus Lender under or in connection with the indemnity contained in clause 6.6; and

(2)	to the extent not covered by clause 6.8(a)(1) the face amount of all outstanding Financial Guarantees,

or any such lesser amount as the Aus Lender may require.

(b)
The Aus Lender may at any time apply any amount received (or held on deposit under this clause) in or towards satisfaction of any amount at any time payable by the Aus Lender under a Financial Guarantee or by the Borrower to the Aus Lender in respect of Tranche C or the indemnity given by it in clause 6.6.

(c)
Any amount received and not applied in satisfaction of obligations will be deposited with the Aus Lender. The deposit (and interest credited under this clause) will accrue and be credited with interest at a rate and in a manner which the Aus Lender determines would under its normal procedures apply to deposits of a similar amount at call.

(d)
The deposit is repayable by the Aus Lender only to the extent that on any day it exceeds the amount described in paragraphs 6.8(a)(a)(1) and 6.8(a)(a)(2).  If it is less than that amount then the Aus Lender may require the Borrower to make additional payment.

(e)
The Borrower must (and must ensure that its employees and agents) execute such documents, deeds and other agreements and otherwise take whatever action the Aus Lender may reasonably require to give full effect to this clause 6.8, including without limitation executing a deed of set-off in respect of any amounts which will continue to be deposited with the Aus Lender following the Termination Date.

7	Repayment, prepayment and cancellation

7.1	Facilities repayable on demand

The Lender may cancel the facilities by providing written notice to the Borrower cancelling the commitments to provide the Facilities and requiring the repayment of all of the Money Owing by a date no earlier than 90 days from the date of the notice (Termination Notice).  The Borrower must comply with any Termination Notice.

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7.2	Mandatory repayment – Limits

If at any time, the Principal Outstanding in respect of a Facility, exceeds, as relevant, the Tranche A Limit, the Tranche B Limit or the Tranche C Limit, the Borrower must repay to the Lender such amounts so as to reduce the Principal Outstanding in respect of the relevant Facility to an amount at least equal to (or otherwise less than) the Tranche A Limit, the Tranche B Limit or the Tranche C Limit (as relevant).

7.3	Voluntary repayments

(a)
The Borrower may repay all of the Money Owing and request that the commitment of the Lender to provide the Facility be cancelled, provided that (unless otherwise agreed by the Lender) the Lender has received at least 3 months' prior notice from the Borrower specifying the proposed date for cancellation.

(b)	The Borrower must repay the Money Owing on the date specified in the notice given under clause 7.3.

(c)	A notice given under clause 7.3(a) may not be withdrawn or revoked.

7.4	Miscellaneous

Clause 1.3(l) specifies the manner that a Financial Guarantee may be prepaid for the purposes of this agreement and any prepayment of a Financial Guarantee must be effected in that manner.

8	Default interest

8.1	Default interest

(a)
The Obligors must pay interest on the Money Owing for the period from (and including) the date on which an Event of Default occurs (having regard to the remedy periods included in clause 13.1) until (and including) the date on which the Event of Default is remedied to the satisfaction of the Lender.

(b)	Interest payable under clause 8.1(a) accrues at the Default Rate.

8.2	Further interest

If a liability under this agreement becomes merged in a judgment or order or exists after any winding up of an Obligor, the Obligors, as an independent obligation, must pay interest on the amount of that liability from the date the liability becomes payable both before and after the judgement, order or winding up until it is paid, at the Default Rate.

8.3	Accrual of default interest

Interest payable under this clause 8:

(a)	accrues daily; and

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(b)	is calculated on the basis of:

(1)	the actual number of days on which interest has accrued; and

(2)	a 365 day year; and

(c)	may be capitalised at monthly intervals to the extent that it has not been paid.

8.4	Obligation to pay unaffected

Nothing in this clause affects the Obligors' obligation to pay each amount which is due and payable under this agreement on the date on which it falls due for payment.

9	Payments

9.1	Manner of payment

All payments by the Obligors under the Finance Documents must be made:

(a)	in immediately available and freely transferable funds;

(b)	to:

(1)	Westpac Banking Corporation in respect of Money Owing by the Aus Borrower and any Money Owing in connection with Tranche A and Tranche C; and

(2)	Westpac New Zealand Limited in respect of Money Owing by the NZ Borrower and any Money Owing in connection with Tranche B;

(c)	in Dollars except that:

(1)	each repayment or prepayment of an Advance will be in the currency in which it was drawn;

(2)	each payment of interest will be in the same currency as the amount in relation to which that interest is payable;

(3)
each payment required under a Finance Document in respect of any loss, liability, claim, cost and expense of a Finance Party will be made in the currency in which the loss, liability, claim, cost or expenses was incurred;

(4)	each payment under clause 9.4 or clause 17.1 will be made in the currency specified by the Lender; and

(5)	any amount expressed to be payable in a currency other than Dollars will be paid in that other currency;

(d)	no later than 11.00 am on the due date,

to the relevant Lender's account as specified by the Lender to the Borrower or in any other manner the Lender directs from time to time.

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9.2	Amounts payable on demand

If any amount payable by an Obligor under any Finance Document is not expressed to be payable on a specified date, that amount is payable by the Obligors on demand by the Lender.

9.3	No set-off or deductions

All payments by the Obligors under a Finance Document must be paid in full without any set-off or counterclaim and not subject to any condition and free and clear of, and without any deduction or withholding for or on account of, any Tax unless required by Law.

9.4	Additional payments

If:

(a)	an Obligor is required to make a deduction or withholding in respect of Tax (other than Excluded Tax) from any payment to be made to a Finance Party under any Finance Document; or

(b)	a Finance Party is required to pay any Tax (other than Excluded Tax) in respect of any payment it receives from the Obligors under any Finance Document,

the Obligor:

(c)	indemnifies that Finance Party against that Tax; and

(d)
must pay to that Finance Party an additional amount necessary to ensure that the Finance Party receives when due a net amount (after payment of any Tax (other than Excluded Tax) in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.

9.5	Taxation deduction procedures

If clause 9.4(a) applies:

(a)	the Obligor must pay the amount deducted or withheld to the appropriate Government Agency as required by Law; and

(b)
the Obligor must use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment) and within 2 Business Days after receipt, deliver copies of them to the relevant Finance Party.

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9.6	Tax benefit

(a)	Subject to clause 9.6(b), if:

(1)	an additional amount is paid to a Finance Party under clause 9.4(d);

(2)
the Finance Party obtains, uses and retains a tax credit, rebate or repayment (Tax Benefit) for any Tax which the Finance Party determines in good faith is referable to payment of that additional amount; and

(3)	the Finance Party determines in good faith that a payment can be made to the Obligor who paid the additional amount under clause 9.4(d) without prejudice to the retention of the Tax Benefit,

the Finance Party will pay to the Obligor an amount up to the Tax Benefit, as determined by the Finance Party in good faith to leave the Finance Party in the same after-Tax position as it would have been if the related deduction or withholding had not been required.

(b)	Nothing in this agreement requires a Finance Party to:

(1)	arrange its affairs (tax or otherwise) in any way or disclose any information regarding those affairs or any computations in respect of Tax; or

(2)	investigate or claim any credit, relief, remission or repayment available to it or as to the extent, order or manner of any claim.

9.7	Application of moneys

(a)
If any amount paid or recovered in relation to the Money Owing is less than the amount then due, the Lender will apply that amount against amounts outstanding under the Finance Documents in the following order:

(1)	first, towards any unpaid fees and reimbursement of unpaid costs, expenses, charges, damages or indemnity payments of the Lender;

(2)	second, towards payment of any unpaid interest;

(3)	third, towards repayment or prepayment of the Principal Outstanding in the manner determined by the Lender; and

(4)	fourth, towards any other amounts due under the Finance Documents.

(b)	Any money recovered by a Finance Party as a result of the exercise of a power under a Security must be appropriated in the manner provided in that Security.

(c)	Any application by the Lender under clause 9.7(a) will override any appropriation made by any Obligor.

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9.8	Currency Conversion

For the purposes of the Finance Documents, if a Dollar amount needs to be determined, any amount which is denominated in a currency other than in Dollars will be converted into Dollars using the Spot Rate on that date.

10	Representations and warranties

10.1	General representations and warranties

Each Obligor represents and warrants to and for the benefit of each Finance Party, that:

(a)	(status) each Group Member is a corporation, limited by shares, registered (or taken to be registered) and validly existing under the Laws of its jurisdiction of incorporation;

(b)	(power) each Group Member has full legal capacity and power:

(1)	to own its assets and carry on its business as each are now being conducted; and

(2)	to enter into, deliver and perform its obligations under, the Transaction Documents to which it is expressed to be a party and to carry out transactions contemplated by those documents;

(c)	(authorisation) each Group Member has in full force and effect all Authorisations necessary to:

(1)	lawfully carry on its business (including the Core Business) as currently being carried on and in connection with its property;

(2)	authorise the execution, delivery and performance of the Transaction Documents to which it is expressed to be a party and carry out the transactions contemplated by those Transaction Documents;

(3)	to make the Transaction Documents to which it is expressed to be a party admissible in evidence in the courts of the jurisdiction governing the relevant Transaction Document,

and there are no subsisting breaches of, or disputes relating to, such Authorisations.

(d)
(obligations binding) the Transaction Documents to which any Group Member is expressed to be a party constitute its legally binding obligations, enforceable against it in accordance with their respective terms, subject to any necessary stamping and registration, equitable principles, statute of limitations and Laws affecting creditors' rights generally;

(e)	(no contravention) each Group Member's execution of, exercise of rights, or performance of obligations under, the Transaction Documents to which it is expressed to be a party will not:

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(1)	contravene any Law to which it or its property is subject or any order of any Government Agency binding on it or any of its property;

(2)	contravene its constitutional documents or any Authorisation or require that any Authorisation be obtained which has not or will not be obtained within required time periods;

(3)	contravene any undertaking or instrument binding on it or any of its property;

(4)	require it to make a payment or delivery in respect of any Financial Indebtedness before the scheduled date for that payment or delivery; or

(5)	cause any limitation on its power to incur Financial Indebtedness to be exceeded;

(f)
(ranking) its obligations under each Finance Document to which it is a party will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated obligations (other than obligations mandatorily preferred by any law applying to companies generally);

(g)
(no litigation) no litigation, arbitration, mediation, conciliation, administrative or other proceedings or processes are current or, to its knowledge, threatened in respect of which it is required under this agreement to notify, but has not notified, the Lender;

(h)	(Financial Statements) its most recent Financial Statements:

(1)
give a true and fair view of or, in the case of Quarterly Accounts fairly present, the matters with which they deal, and its financial condition and its state of affairs as at the date they were prepared and the results and operations of the Group for the period they cover; and

(2)	were prepared in accordance with generally accepted accounting principles in Australia and the United States of America which have been consistently applied and with all Laws.

(i)
(no change in affairs) there has been no change in its state of affairs since the end of the accounting period for its most recent Financial Statements which has had or is reasonably likely to have a Material Adverse Effect;

(j)	(Reports and analysis):

(1)	all factual information supplied by it in connection with the preparation of any Report was true, complete and accurate at the date that it was supplied;

(2)	all statements of fact recorded in any Report are true and accurate in all material respects at the date it was supplied;

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(3)	no Report is misleading in any material respect at the date it was supplied;

(k)
(other information) all information and documents given by it to the Lender is at the date of this agreement, or if later, when given, true and accurate in all material respects and neither that information, those documents nor its conduct was, or is, misleading in any material respect, by omission or otherwise;

(l)	(No failure to disclose) it has fully disclosed in writing to the Lender all information (and provided copies of all relevant documents) material to:

(1)	the Transaction Documents;

(2)	the business, operation, property, assets, condition (financial or otherwise) or prospects of any Group Member;

(3)	the Lender’s assessment of the nature and amount of risk undertaken by the Lender in connection with the Transaction Documents;

(4)	the Finance Parties’ interests, rights and benefits (present and future) under the Finance Documents; and

(5)	the Lender’s decision to extend credit and it has not failed to disclose information which might have caused the Lender to reconsider making the Facility available,

and all such information and documents provided remain true, accurate and complete in all respects.

(m)	(no defaults) no Default or Review Event has occurred which is continuing;

(n)	(ownership of assets)

(1)	each Group Member has good title to all assets necessary to conduct its business; and

(2)	it is the sole legal and beneficial owner of all of its Secured Property and all material assets necessary for the conduct of its business;

(o)	(no Security Interests)

(1)	no property of any Group Member is subject to any Security Interest, other than a Permitted Security Interest;

(2)	no person holds an interest in any Group Member’s property other than under a Permitted Security Interest; and

(3)	subject to completing any perfection requirements and to any creditors being mandatorily preferred by any law, each Security has the priority which it is expressed to have;

(p)	(shares fully paid) all Marketable Securities constituting part of the Secured Property are fully paid;

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(q)	(Taxes) it:

(1)	has paid or procured payment of all Taxes when due and payable and there are no outstanding claims for Taxes not reflected in its most recent Accounts; and

(2)	is not overdue in the filing of any Tax return or other information required to be filed by it with any relevant tax authority;

(r)	(Financial Indebtedness) no Group Member has incurred any Financial Indebtedness other than Permitted Financial Indebtedness;

(s)
(commercial benefit) the entering into and performance of its obligations under the Transaction Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;

(t)	(environment):

(1)
each Group Member is and has at all times been in compliance with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of its business have been obtained and are in full force and effect, where failure to comply with those laws or obtain those approvals would have or be reasonably likely to have a Material Adverse Effect; and

(2)	nothing, relating to a Group Member, any Secured Property or an Obligor’s business or assets, has occurred which:

(A)	has given rise to substantial expenditure by any Obligor or to a requirement that any Obligor cease or substantially alter a material activity; or

(B)	may be reasonably likely to give rise to such expenditure or requirement (including any claim),

under any Environmental Law;

(u)	(Intellectual Property) the material Intellectual Property required for any Group Member to conduct the Core Business:

(1)
is legally and beneficially owned by or licensed to the relevant Group Member (and where registered or the subject of an application it is the registered proprietor) free from any obligation to assign to third parties and Security Interests (other than Permitted Security Interests) which are materially prejudicial to the use of that Intellectual Property and will not be adversely affected by the transactions contemplated by the Transaction Documents; and

(2)	has not lapsed or been cancelled and all steps have been taken to protect and maintain that Intellectual Property, including paying renewal fees;

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(v)
(not a trustee) no Group Member is a trustee of any trust or settlement, and is not entering into the Transaction Documents in its capacity as trustee of any trust or settlement, other than as disclosed to the Lender prior to the date it became an Group Member;

(w)	(Group Structure)

(1)	the Obligors and each of their Subsidiaries are listed in the Group Structure Diagram; and

(2)	the Group Structure Diagram is true, complete and correct in all respects and does not omit any material information or details;

(x)	(Filings) all documents required to be filed with ASIC or any other Government Agency under any Law have been duly filed;

(y)	(Registers) each Group Member has maintained the registers which it is required by Law to maintain and all such registers are accurate, complete and up to date in all material respects;

(z)	(Approved Projections):

(1)	all statements of fact recorded in the Approved Projections are true and accurate in all material respects at the date provided;

(2)
the opinions and views expressed in the Approved Projections represent the honestly held opinions and views of the directors of the Borrower and were arrived at after careful consideration and are based on reasonable grounds;

(3)
the projections and forecasts contained in the Approved Projections are based upon assumptions (including assumptions as to the future performance of the Group, inflation, price increases, interest rates and efficiency gains) which have been carefully considered by the directors of the Borrower and are considered by them to be fair and reasonable as at the time made;

(4)
the Approved Projections are not misleading in any material respect and do not (as at the time issued or provided) omit to disclose any matter where failure to disclose such matter would result in the Approved Projections (or any information contained therein) to be misleading in any material respect, in each case, at the date provided; and

(5)
nothing has occurred or come to the attention of any Obligor since the date as at which the Approved Projections were prepared which renders any material facts contained in the Approved Projections inaccurate or misleading in any material respect or which makes any of the opinions, projections or forecasts contained in the Approved Projections unfair or unreasonable in any material respect or renders any of the assumptions on which the projections are based unfair or unreasonable in any material respect and in respect of which it has not already notified the Lender;

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(aa)
(Corporations Act) the execution and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party does not breach or directly or indirectly result in a breach of the Corporations Act (including Part 2E, Part 2J or Chapter 7 of the Corporations Act);

(bb)	(solvency) each Group Member:

(1)	is solvent and there are no reasonable grounds to suspect that it is, or will be, unable to pay its debts as and when they become due and payable; and

(2)	will continue to be able to pay all its debts as and when they become due and payable;

(cc)	(Core Business) unless otherwise consented to by the Lender, the sole business of the Group is the Core Business and any activity which is complementary to the Core Business;

(dd)	(immunity) each Group Member and all of their respective property are free of any right of immunity from suit or execution;

(ee)	(Material Documents):

(1)
the Material Documents as provided to the Lender under this agreement contain all the material terms of the agreements and arrangements between the relevant Obligor and the other parties to the relevant Material Documents;

(2)
details of all Material Documents to which a Group Member is a party have been disclosed to the Lender in writing, and to the knowledge each Group Member (after proper and reasonable enquiries) their obligations under each Material Document have been met in all respects and there is no subsisting breach of any Material Document;

(3)
all consents and approvals in relation to the Material Documents have been obtained, and to the knowledge of each Group Member (after proper and reasonable enquiries) there is no subsisting breach of any condition of any such consent or approval;

(4)
other than as disclosed to the Lender in writing before the date of this agreement, no Group Member is a party to any agreement or arrangement which in any way restricts its freedom to carry on the whole or any party of its business in such manner as it thinks fit;

(5)	no Group Member is:

(A)	in default under any Material Document or other agreement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it; or

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(B)	in breach of any representation or warranty, whether express or implied, or matter giving rise to a duty of care on the part of any Group Member;

(ff)	(compliance):

(1)
each Group Member has duly observed and complied with all Laws and Authorisations including all orders, notices, determinations and agreements made by or with any Government Agency in any way relating to its business (including the Core Business) or binding on any Group Member; and

(2)
no Group Member is in breach of any of the Authorisations under which it operates and all such Authorisations are effective and there is nothing that might prejudice the continuation of any such Authorisation; and

(gg)	(Excluded Subsidiaries) none of the Excluded Subsidiaries trade and:

(1)	the Indonesian entity, P.T. Morgan Nusa Antara, does not own assets in excess of US$5,000 or have actual liabilities in excess of US$25,000 (in each case in US$ or its equivalent in other currencies);

(2)
the Australian entity, Morgan & Banks Holdings Australasia Pty Limited, does not own assets in excess of $5,000 or have liabilities (actual, contingent or otherwise) in excess of $5,000 (in each case in A$ or its equivalent in other currencies); and

(3)
the Chinese entity, Hudson Human Capital Solutions (Shanghai) Limited (other than in respect of the Chinese Tax Reserve) does not own assets in excess of US$7,000 or have liabilities (actual, contingent or otherwise) in excess of US$35,000 (in each case in US$ or its equivalent in other currencies).

10.2	Repetition of representations and warranties

The representations and warranties given under the agreement:

(a)	survive the execution of each Finance Document; and

(b)
(other than that provided under clause 10.1(k)) are repeated by the Obligors on each Drawdown Date and on the last day of each Interest Period, with reference to the facts and circumstances subsisting at that date.

10.3	Reliance on representations and warranties

Each Obligor acknowledges that the Lender has entered into each Finance Document and agreed to provide the Facility in reliance on the representations and warranties provided under this agreement.

Facility Agreement

11	General undertakings

11.1	Term of undertakings

Unless the Lender otherwise agrees in writing, until:

(a)	the commitment of the Lender under the Facility is cancelled;

(b)	the Money Owing is unconditionally repaid in full; and

(c)	each Security is discharged,

each Obligor must, at its own cost, comply with its obligations under this agreement and procure that each Group Member complies with the obligations of a Group Member as if it were a party to this agreement.

11.2	Authorisations and Status Undertakings

(a)	(Authorisations) Each Group Member will obtain and maintain in full force and effect all Authorisations and filings required under any Law:

(1)	for the conduct or otherwise in connection with its business (including the Core Business) and its property;

(2)	to enable it to perform its obligations under each Transaction Document to which it is expressed to be a party; and

(3)	for the validity, enforceability or admissibility in evidence of each such Transaction Document.

(b)	(maintenance of status and Authorisation) Each Group Member will:

(1)	do all things necessary to maintain its corporate existence; and

(2)	comply with all Laws (including all Environmental Laws and all applicable Authorisations), where failure to do so would have or be reasonably likely to have a Material Adverse Effect.

(c)	(amalgamations) No Group Member will amalgamate, merge or consolidate with or into any other person or be the subject of any reconstruction.

(d)	(change of business) No Group Member will:

(1)	cease all or any material part of the Core Business;

(2)	carry on any business or other activity, other than the Core Business and any activity which is complementary to that Core Business; or

(3)	take any action which would substantially alter the Core Business.

(e)	(constitutional documents) No Group Member will agree to any amendment of its constitutional documents.

Facility Agreement

11.3	Disposals and Security undertakings

(a)
(disposals) No Group Member will (whether by a single transaction or a series of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, license, lease out or otherwise dispose of any of its assets or agree to do so, other than a Permitted Disposal.

(b)	(negative pledge) No Group Member will create or agree to create or permit to subsist any Security Interest over any part of its assets, other than a Permitted Security Interest.

(c)	(Security Interest) No Group Member will take any action which would cause a Security Interest to:

(1)	cease to have the priority which it purports to have under the relevant Finance Documents; or

(2)	be ineffective to secure the payment of the money or compliance with the obligations which it purports to secure,

except, in each case, a request (if necessary) to release a Security Interest for the sole purpose of facilitating a Permitted Disposal.

(d)	(PPS Law)

(1)
If a Group Member holds any security interests for the purposes of the PPS Law and if a failure by the Group Member to perfect some or all of those security interests would materially adversely affect the business, operation, property, condition (financial or otherwise) or prospects of a Group Member or the Group (taken as a whole), the Obligors agree that they must ensure the relevant Group Members implement, maintain and comply in all material respects with, procedures for the perfection of those security interests.  These procedures must include procedures designed to ensure that the relevant Group Members take all reasonable steps under the PPS Law to perfect any such security interest with the highest ranking priority reasonably possible (such as perfecting a purchase money security interest, perfecting a security interest by control or including the serial number in a financing statement for personal property that may or must be described by a serial number).

(2)
If the Lender asks, the Obligors must arrange (at the Borrower’s expense) an audit of the PPS Law procedures of the Group.  The Lender may only ask the Obligors to undertake this audit if the Financer reasonably suspects that the Group is not in compliance with this clause.

(3)	In this clause 11.3(d), enforceable, attached, perfected, registration and security interest and have the meaning given to them in PPS Law.

Facility Agreement

11.4	Acquisition and investment undertakings

(a)
(Subsidiaries and acquisitions) No Group Member will acquire any property, assets, shares in a company or units in a trust other than assets required in the ordinary course of the ordinary business of the Group or as approved by the Lender in writing (such approval not to be unreasonably withheld).

(b)	(Joint Ventures) No Group Member will enter into any Joint Venture without the prior written consent of the Lender (acting reasonably).

11.5	Financing Arrangement Undertakings

(a)	(borrowings) No Group Member will incur or permit to be outstanding any Financial Indebtedness, other than Permitted Financial Indebtedness.

(b)	(Guarantees) No Group Member will grant or make available any Guarantee, other than:

(1)	any Guarantee contained in any Finance Document;

(2)	any Guarantee forming part of any Permitted Financial Indebtedness;

(3)	any “replacement” guarantee or analogous guarantee provided to a customer by a Group Member for the purpose of the placement of an individual and in the ordinary course of the Group’s business; and

(4)	any Guarantee provided by an Obligor in respect of the obligations of another Obligor which are permitted to be incurred under the Finance Documents;

(5)	otherwise with the prior written consent of the Lender.

(c)
(financial accommodation) No Group Member will make any loans, grant any credit or make available any other financial accommodation to any person without the prior written consent of the Lender, other than:

(1)	by one Obligor to another Obligor; or

(2)	in respect of the Parent Loan.

(d)	(capital expenditure) No Group Member will make any Capital Expenditure other than:

(1)	in an amount in any Financial Year no greater than 120% of the amount specified for ‘Capital Expenditure’ in the most recent Approved Projections provided to the Lender; or

(2)	with the prior written consent of the Lender.

Facility Agreement

11.6	Conduct of business undertakings

(a)	(insurance)

(1)	Each Group Member will effect and maintain insurances at its own expense in relation to all its assets and risks of an insurable nature with insurers approved by the Lender which:

(A)	provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar businesses;

(B)	are in amounts which would in the circumstances be prudent for those companies;

(C)
is taken out in the name of the Group Member and (except for an insurance policy for professional indemnity, directors' and officers' liability, employers' liability, workers' compensation insurance or other third party liability) has the interest of the Security Trustee as mortgagee noted on the policies, and it will use all reasonable endeavours to prevent any acts, omissions or events of default occurring which render or might render any policies of insurance taken out by it void or voidable.

(2)
If the insurances required under this clause 11.6(a) include trade credit insurance, the Aus Borrower must provide the Lender with a copy of that policy and agreed credit limit schedule which must note the interests of the Lender on the policy and the relevant Obligors must assign the relevant policy to the Lender.

(3)	The Group Members must punctually pay all premiums and other amounts necessary to effect and maintain in force each insurance policy.

(4)	Each Group Member must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any insurance policy.

(5)	At any time whilst an Event of Default subsists, the Group Members must do all things reasonably required by the Lender to enable the Lender to recover any money due in respect of an insurance policy.

(6)
A Group Member must not vary, rescind, terminate, cancel or make a material change to any insurance policy without the Lender's written consent (such consent not to be unreasonably withheld or delayed, except where the resultant insurance coverage would be inconsistent with that which a prudent owner of the Secured Property or (if applicable) person carrying on each business using, or carried on from, the Secured Property would obtain and maintain having regard to the nature and location of the Secured Property and of any business being conducted on or with the Secured Property).

Facility Agreement

(7)	The Group Members must:

(A)
supply to the Lender on request copies of each policy of insurance required to be maintained in accordance with clause 11.6(a)(1) (‘policies’), together with the current premium receipts relating to the policies;

(B)	promptly notify the Lender of any material change to the insurance cover of each Group Member; and

(C)	promptly notify the Lender of any claim under any policy in excess of $500,000.

(8)
If an Event of Default has occurred and is subsisting and a Receiver has not been appointed, the Security Trustee (on the instructions of the Lenders) alone has full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:

(A)	any claim under any insurance policy of a Group Member; and

(B)	any compensation claim in respect of any injury to an employee of the Lender, Receiver or Attorney suffered while exercising or attempting to exercise any power.

(b)	(Intellectual Property) Each Group Member will:

(1)
ensure that it legally and beneficially owns or has all necessary consents to use and, where applicable, is recorded as the registered proprietor of all the Intellectual Property Rights that it requires in order to conduct its business;

(2)	observe and comply with all obligations and Laws applicable to it in relation to the Intellectual Property;

(3)	maintain and protect the Intellectual Property, including maintaining and, where reasonable, pursuing registration; and

(4)	notify the Lender as soon as it becomes aware of any infringement, alleged infringement, claims or proceedings relating to the Intellectual Property.

(c)
(Taxes) Each Group Member will pay when due (or within any applicable time limit), all Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute for which proper provision has been made in its accounts.

(d)
(superannuation) To the extent a Group Member is required by Law to contribute to any superannuation schemes of its employees, the Group Member makes all contributions required under the applicable superannuation legislation.

Facility Agreement

(e)
(arm's length transactions) No Group Member will enter into any agreement or arrangement other than on an arm's length basis and in the ordinary course of ordinary business or if the other party is a Group Member.

11.7	Share capital, dividend, Distributions

(a)	(share issues) No Group Member will allot or issue any shares or relevant securities (as defined in Section 92 of the Corporations Act) other than;

(1)	by an Obligor to another Obligor who is a shareholder of the first Obligor; and

(2)	by the Initial Guarantor to the Parent.

(b)	(payments to members) The Obligors will not make any payment to its members by way of management, royalty or similar fee unless that payment is:

(1)
made to an individual in relation to services actually provided to the relevant Obligor in connection with the ordinary course of that entity’s business and on arm's length commercial and market terms; or

(2)	constitutes a Permitted Distribution.

(c)
(cash movement) No Group Member will be a party to any contractual or similar restriction (except as set out in any Finance Document) by which the Group Member is prohibited from making loans, transferring assets or making any payment of dividends, distributions of income or other amounts.

(d)	(Distributions) No Obligor will make any Distribution other than a Permitted Distribution.

(e)	(maintenance of capital) No Obligor will pass a resolution:

(1)	for the reduction of its share or unit capital;

(2)	to limit its ability to make calls on its uncalled share or unit capital; or

(3)	approving the purchase by it of any shares in itself other than redeemable preference shares,

in each case without the Lender’s prior written consent (such consent not to be unreasonably withheld).

11.8	Information and Accounting Undertakings

(a)
(Defaults) The Obligors must notify the Lender promptly upon becoming aware of the occurrence of a Default or a Review Event and will from time to time on reasonable request supply the Lender with a certificate signed by any two of its directors certifying that, after having made due enquiry, to the best of their knowledge and belief, no Default or Review Event has occurred and is continuing or, if that is not the case, setting out details of any Default or Review Event which is outstanding and the action taken or proposed to be taken to remedy it.

Facility Agreement

(b)	(books of account and Auditors) The Obligors will, and will procure that each of its Subsidiaries will:

(1)	keep proper books of account relating to its business;

(2)
have as the auditors of the Group a top tier firm (being Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers) or any other firm which is approved by the Lender (such approval not to be unreasonably withheld).

(c)	(Financial Statements) The Obligors will deliver to the Lender:

(1)
as soon as available, and in any event within 120 days after the end of each Financial Year, copies of the audited Financial Statements for each Group Member as at the end of and for that Financial Year (which must include:

(A)	a profit and loss account for the Financial Year;

(B)	a cashflow statement for the Financial Year;

(C)	a balance sheet as at the end of the Financial Year); and

(2)	as soon as available, and in any event within 45 days after the end of each Quarter, copies of:

(A)	the audited consolidated management accounts of the Group as at the end of that Quarter signed by a director of the Borrower (which must include:

(i)	a profit and loss account for the Quarter (also including figures based on the last 12 months operations);

(ii)	a cashflow statement for the Quarter;

(iii)	a balance sheet as at the end of the relevant Quarter (including year to date figures));

(B)	the unaudited unconsolidated management accounts of each Group Member as at the end of and for that Quarter signed by a director of the Borrower (which must include:

(i)	a profit and loss account for the Quarter;

(ii)	a cashflow statement for the Quarter;

(iii)	a balance sheet as at the end of the relevant Quarter (including year to date figures));

(iv)	details of actual performance compared to the Approved Projections on a monthly and year to date basis;

Facility Agreement

(v)	comments on any material variation to the previous Approved Projections and steps taken to correct such material variations;

(vi)	aged debtor and aged creditor listings;

(vii)	a monthly cashflow forecast for the remainder of that calendar year; and

(viii)	any other information reasonably requested by the Lender).

(3)	following board of director approval in December each year (and in any event, by no later than 31 December of each year) an update of the Annual Budget (including a capital expenditure budget).

(d)	(Compliance Certificates)

Each of the Annual Accounts and Quarterly Accounts must be accompanied by a certificate substantially in the form of Schedule 6 signed by two directors of the Borrower (or one director of the Borrower, if only one director is appointed at the time of signing), which will:

(1)
certify whether or not, as at the date of the relevant accounts, the Obligors were in compliance with the financial covenants contained in clause 11.12 (Financial Covenants) and contain reasonably detailed calculations acceptable to the Lender;

(2)	confirm:

(A)	the capital expenditure as at the Testing Date;

(B)	the proportion of the interest payable in respect of the Parent Loan paid, unpaid or capitalised (and include a reconciliation of the movement in the amount owing in respect of the Parent Loan); and

(C)
the proportion of the Ultimate Parent’s overheads which are paid, unpaid or capitalised (and provide a reconciliation of any increase in balance of equity (to the extent that Ultimate Parent’s overheads are capitalised))

(D)	the NPAT for that Quarter and for the most recent Testing Period and that the Obligors are in compliance with clause 11.7(d),

and contain reasonably sufficient detail acceptable to the Lender;

(3)
confirm that, as at the date of that certificate, no Default or Review Event is outstanding or, if that is not the case, set out details of any Default or Review Event which is outstanding and the action taken or proposed to be taken to remedy it.

Facility Agreement

(e)	(Auditors) Each Compliance Certificate provided with the Annual Accounts must be reviewed and certified as being accurately extracted by the Group's auditors.

(f)
(Generally Accepted Accounting Principles) All accounts of the Group delivered to the Lender under this agreement will be prepared in accordance with the Generally Accepted Accounting Principles and, in the case of Annual Accounts, in compliance with the Corporations Act (or similar legislation in other relevant jurisdictions).

(g)	(accounting reference date) The Obligors will, and will procure that each Group Member will, have a financial year end which is the same as the Financial Year end.

(h)	(investigations)

(1)	The Obligors must, upon reasonable request by the Lender, permit the Lender to inspect the records and/or the premises of any Group Member.

(2)
At any time while a Default or Review Event subsists or the Lender, acting reasonably, believes or suspects that a Default or Review Event subsists, the Borrower must at its own expense, if so required by the Lender, instruct the Auditors (or other firm of accountants selected by the Lender) to discuss the financial position of an Obligor or the Group with the Lender and to disclose to the Lender (and provide copies of) such information as the Lender may reasonably request regarding the financial condition and business of an Obligor or the Group.

(3)
If, having taken the steps in clause 11.8(h)(1), the Lender may instruct the Auditors (or other firm of accountants selected by the Lender) to carry out an investigation at the Borrower's expense into the affairs, the financial performance and/or the accounting and other reporting procedures and standards of the Obligors or the Group, and each of those entities will procure that full co-operation is given to the Auditors or other firm of accountants so selected.

(i)	(Other Information) The Obligors will promptly deliver to the Lender:

(1)
details of any material litigation, arbitration, administrative or regulatory proceedings relating to it or any of its Subsidiaries or of any material labour or industrial relations dispute affecting it or any of its Subsidiaries which is current, pending or, to its knowledge, likely or threatened;

(2)	at the same time as it is sent to its creditors, any other document or information sent to any class of its creditors generally;

(3)	any other information relating to the financial condition or operation of any Obligor or Group Member which the Lender may from time to time reasonably request;

Facility Agreement

(4)	details of any material breach of the provisions of any Material Document of which it is aware;

(5)	details of any Default or Review Event of which it is aware;

(6)	copies of any material notice given or received under the Material Documents;

(7)	details of any (or any proposed) compulsory acquisition or divestiture of any Secured Property by any Government Agency;

(8)	details of any change to its board of directors, change of company secretary or authorised officers;

(9)
details of any material change in the circumstances relating to any Excluded Subsidiary (including in relation to Hudson Human Capital Solutions (Shanghai) Limited, any change to the treatment or amount of Chinese Tax Reserve, any tax clearance in respect of the Chinese Tax Reserve and any details or plans in respect of the liquidation of Hudson Human Capital Solutions (Shanghai) Limited);

(10)
an update of the Group Structure Diagram if a Group Member acquires or disposes of any Subsidiary or if the current Group Structure Diagram is not true and correct in all respects or it omits any material information or details; and

(11)	upon request by the Lender while a Default is subsisting, copies of all papers and determinations of the board of directors of an Obligor requested by the Lender.

11.9	Comply with laws

Each Group Member will comply with all applicable Laws, Authorisations and mandatory requirements of any Government Agency.

11.10	Transactional banking

The Obligors must enter into and/or maintain all of its Transactional Facilities and bank accounts with the Lender unless the Lender is unable or unwilling to provide Transactional Facilities on terms competitive with the market.

11.11	Hedging

The Obligors must enter into all Hedging Agreements with the Lender unless the Lender is unable or unwilling to enter into Hedging Agreements on terms competitive with the market.

11.12	Financial covenants

Each Obligor undertakes that it will procure:

(a)	(Fixed Charge Cover Ratio) at all times, the Fixed Charge Cover Ratio is equal to or greater than 1.5 times;

Facility Agreement

(b)	(Borrowing Base Ratio) as at the Testing Date, the Borrowing Base Ratio is equal to or less than 0.8;

(c)	(Tangible Net Worth) as at the Testing Date, Tangible Net Worth is not less than the higher of:

(1)	85% of the Net Tangible Worth for previous Financial Year; and

(2)	$17,500,000.

11.13	Calculation

(a)
The covenants contained in clause 11.12 (Financial covenants) will be tested by reference to the Quarterly Accounts for the relevant Testing Period, unless the Annual Accounts for all or any part of the relevant period are available on the relevant date on which any such covenant is tested, in which case those Annual Accounts will be used instead.

(b)
If the Annual Accounts are not available when any covenant referred to in clause 11.12 is tested, but when those Annual Accounts become available, they show that the figures in any relevant Quarterly Accounts utilised for any such calculation cannot have been substantially accurate, the Lender may require such adjustments to the calculations which it, in its sole discretion, considers appropriate to rectify that inaccuracy and compliance with the covenants in clause 11.12 will be determined by reference to those adjusted figures.

11.14	Tax consolidation

Each Obligor must ensure:

(a)	other than the Tax Consolidation Document, no other documents or arrangements exist in connection with the tax sharing, funding or consolidation arrangements of the Group;

(b)	each Tax Consolidation Document is maintained in full force and effect and not amended without the prior written consent of the Lender (not to be unreasonably withheld);

(c)	it, and each other member of the Consolidated Group, complies with the Tax Consolidation Documents;

(d)	it complies with all requirements under the Tax Act in relation to the Tax Consolidation Documents and the Consolidated Group; and

(e)	it must ensure that at all times all members of the Consolidated Group in respect of which the Obligor is a member is party to the Tax Consolidation Documents.

Facility Agreement

11.15	Environmental Undertakings

Each Obligor will:

(a)	comply with all Environmental Approvals and Environmental Laws applicable to it where failure to do so would have or be reasonably likely to have a Material Adverse Effect;

(b)	obtain and maintain all Environmental Approvals applicable to it where failure to do so would have or be reasonably likely to have a Material Adverse Effect;

(c)
promptly upon receipt of the same notify the Lender of any claim, notice or other communication served on it in relation to any Environmental Law or Environmental Approval applicable to it or if it becomes aware of any actual or prospective material variation to any Environmental Law or Environmental Approval; and

(d)
promptly notify the Lender of any material investment required to be made by any Obligor to maintain, acquire, renew, modify, amend, surrender or revoke any Environmental Approval or if it otherwise becomes aware of such a requirement.

11.16	Transaction Document

No Obligor will agree to any amendment of any term of, or waiver under, any Material Document.

11.17	Excluded Subsidiaries

Each Obligor must ensure that each Excluded Subsidiary is and remains a non-trading entity and:

(a)	in respect of the Indonesian entity. P.T Morgan Nusa Antara, nothing occurs, or is permitted to occur, which could have a Material Adverse Effect;

(b)	in respect of the Australian entity, Morgan & Banks Holdings Australasia Pty Limited:

(1)	it does not own assets in excess of $5,000 or have liabilities (actual, contingent or otherwise) in excess of $5,000 (in each case in A$ or its equivalent in other currencies); and

(2)	nothing occurs, or is permitted to occur, which could have a Material Adverse Effect;

(c)	in respect of Hudson Human Capital Solutions (Shanghai) Limited:

(1)
(other than in respect of the Chinese Tax Reserve) it does not own assets in excess of US$7,000 or have liabilities (actual, contingent or otherwise) in excess of US$35,000 (in each case in US$ or its equivalent in other currencies); and

Facility Agreement

(2)	nothing occurs, or is permitted to occur, which could have a Material Adverse Effect.

11.18	Right of Entry Deed

(a)	The Obligor’s must:

(1)	ensure any Lease will permit the relevant Security to subsist over the relevant Obligor’s Secured Property and interest in that Lease; and

(2)
use its best endeavours (and provide written evidence of such endeavours to the Lender) to procure a right of entry deed (in form and substance satisfactory to the Lender (and including step-in rights)).

(b)	In complying with its obligations under this clause 11.18(a), the Borrower will not be required to:

(1)
act to its commercial detriment in making or pursuing a request for a particular Right of Entry Deed (including the payment of any fee (other than incidental and reasonable fees or expenses incurred by a lessor for the purpose of providing consent and which are payable by the lessee under the terms of the relevant Lease) or other amount to the relevant lessor or to make any amendment to the relevant Lease to obtain such consent or acknowledgement); or

(2)	continue to attempt to obtain the Right of Entry Deed if there is no reasonable prospect that the relevant lessor will provide it.

11.19	Obligor group

Each Obligor must ensure that at all times, any Group Member who:

(a)	accounts for at least 5% of the Total Assets of the Group; and/or

(b)	accounts for at least 5% of the EBITDA of the Group,

is an Obligor, or becomes an Obligor in accordance with clause 12.

12	Changes to Obligors and Security

12.1	New Obligors

(a)
Each Obligor must procure that any Subsidiary of an Obligor who is not an Obligor but must, in compliance with clause 11.17, be an Obligor, promptly, subject to compliance with 12.1(c), becomes an Obligor (New Obligor) by delivering to the Lender the following in a form satisfactory to the Lender:

(1)	an Accession Document duly executed by the Borrower and the New Obligor and an accession document in relation to the Security Trust Deed and the Subordination Deed;

Facility Agreement

(2)
a fixed and floating charge (or other Security Interest acceptable to the Lender, including an accession deed to the General Security Deed if the New Obligor is incorporated in New Zealand) over all the assets and undertaking of the New Obligor in favour of the Security Trustee (in form and substance acceptable to the Lender), executed by the New Obligor;

(3)
if the New Obligor holds any real property, a real property mortgage over that real property executed by the New Obligor in favour of the Security Trustee, and in form and substance satisfactory to, the Lender;

(4)	each Title Document required to be lodged with the Security Trustee by the New Obligor under a Finance Document;

(5)	an Officer's Certificate in respect of the New Obligor;

(6)	duly executed forms, notices and other documents which are required in order to stamp, register or file with the appropriate Government Agency any document referred to in this clause 12.1(a);

(7)
such evidence and information, including legal opinions, in relation to the execution of, or the legally valid and binding obligations under, the documents referred to in this clause 12.1(a) as the Lender requires; and

(8)
if the New Obligor is incorporated in New Zealand, evidence in the form of a verification statement that the Security Trustee has registered a financing statement (as that term is defined in the PPSA (NZ)) on the New Zealand Personal Property Securities Register in relation to the Security Interest granted by the New Obligor under clause 12.1(a)(2).

(b)	Where applicable, the Borrower must procure that each document referred to in clause 12.1(a) is duly stamped within the required time limit under the applicable stamp duty legislation.

(c)
If it is unlawful for a Group Member to become a Guarantor or to provide security under this clause 12, then each Obligor will use their best endeavours to overcome the prohibition (and, in the case of financial assistance will procure that all Obligors will undertake all procedures required under s 260 of the Corporations Act (or the equivalent in the relevant jurisdiction, including in relation to any Group Member incorporated in New Zealand, sections 76 to 81 of the Companies Act) to seek the approval of the giving of that financial assistance) to enable the relevant guarantee and/or security to be given as soon as is reasonably practicable.

12.2	Further Security

(a)	Each Obligor will procure that any Obligor which:

(1)	has not entered into a Security over all or substantially all of its property; or

Facility Agreement

(2)	owns an asset which (in the opinion of the Lender) is material and which is not subject to a first priority security interest under a Security,

(in either case the Relevant Assets) will (unless prohibited by Law) after being required to do so by the Lender execute a Security Interest (in form and substance satisfactory to the Lender) in favour of the Security Trustee over the Relevant Assets as security for all indebtedness under the Finance Documents.

(b)	When a Security is entered into under clause 12.2(a), the Obligors will deliver to the Lender:

(1)	the original Security Interest executed by the relevant Group Member;

(2)	each Title Document required to be lodged with a Security Trustee under the relevant Security Interest;

(3)	an Officer’s Certificate in relation to the relevant Group Member; and

(4)
such evidence and information, including legal opinions, in relation to the execution of, or the legally valid and binding obligations under, the Security Interest referred to in clause 12.2(a) as the Lender requires.

13	Default

13.1	Events of Default

Each of the events set out in this clause 13.1 constitute an Event of Default, whether or not it is within the control of the Obligors:

(a)
(non-payment) an Obligor fails to pay an amount that is due and owing under the Finance Documents when due (or, if such failure is solely due to an administrative or systems error arising in the transmission of funds, within 2 Business Days after the due date);

(b)	(financial covenants) the Obligors breach clause 11.12;

(c)
(other obligation not complied with) an Obligor fails to comply with any obligation under a Finance Document (other than an obligation referred to in clause 13.1(a) and 13.1(b) above or elsewhere in this clause 13) and, if capable of being remedied, it continues unremedied for 10 Business Days after the earlier of:

(1)	receipt by the Borrower of a notice from the Lender identifying the failure to comply; or

(2)	an Obligor becoming aware of the failure to comply;

(d)
(misrepresentation) a statement, representation or warranty made by or on behalf of an Obligor in a Finance Document, or in a document provided in connection with a Finance Document, is incorrect or misleading in any material respect when made or repeated unless the underlying circumstances (where capable of remedy), are remedied within 10 Business Days of the earlier of:

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(1)	receipt by the Borrower of a notice from the Lender identifying the incorrect or misleading statement, representation or warranty; or

(2)	an Obligor becoming aware of the relevant incorrect or misleading statement, representation or warranty;

(e)	(Insolvency Event) an Insolvency Event occurs in respect of an Obligor;

(f)
(litigation) any Obligor is party to any litigation, arbitration, mediation, conciliation or administrative proceedings (including in relation to any claims relating to any Environmental Laws or Environmental Approvals) which has had or could have a Material Adverse Effect or results in (or is reasonably likely to be resolved against the Obligor and result in) a loss to any Obligor or the Group of greater than $500,000 (other than in respect of proceedings in respect of which the Lender has previously provided its consent in writing and only to the extent of that consent);

(g)
(loss of priority) a Security Interest created by or purportedly created by a Security does not have or ceases to have the priority it is expressed to have under the relevant Finance Document or becomes ineffective to secure the payment of the money or compliance with the obligations which it purports to secure;

(h)	(ceasing business):

(1)	an Obligor ceases, or threatens to cease, to carry on all or a material part of its business; or

(2)
any Authorisation required in connection with its business (including the Core Business), its property, performance of its obligations under each Transaction Document to which it is expressed to be a party or the validity, enforceability or admissibility in evidence of each such Transaction Document is revoked or expires (and is not renewed) or otherwise no longer remains in full force and effect or is terminated or revoked;

(i)	(provisions void):

(1)	any provision of a Transaction Document is or becomes void, voidable, illegal or unenforceable;

(2)	any person becomes entitled to terminate, rescind or avoid any provision of any Transaction Document; or

(3)	the execution, delivery or performance of a Transaction Document breaches or results in a contravention of any applicable Law;

(j)	(cross-default) any Financial Indebtedness of an Obligor exceeding $500,000 (or its equivalent in other currencies):

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(1)	is not paid when due or within any originally applicable grace period; or

(2)	becomes due and payable (or capable of being declared due and payable) before the scheduled date for repayment,

other than in respect of Financial Indebtedness owed to another Obligor or to the Parent, or in respect of Financial Indebtedness owed to the Ultimate Parent following mutual agreement between the relevant Obligors and the Ultimate Parent (and which at any time does not, or could not reasonably be expected to, of itself or otherwise, directly or indirectly result in a Default);

(k)	(compulsory acquisition):

(1)	all or a material part of an Obligor's property is compulsorily acquired by any Government Agency; or

(2)	an Obligor sells or divests itself of all or a material part of its property pursuant to a binding order from a Government Agency,

and, in either case, the Obligor does not receive market value compensation for the acquisition, sale or disposal;

(l)
(special investigations) any matter relating to an Obligor becomes subject to investigation or direction by a Government Agency under any Law (other than any investigation or direction into companies or an industry generally) in circumstances which are material to the relevant Obligor’s financial condition;

(m)	(Material Document) any Material Document is amended, varied or any provision of any Material Document is waived without the consent of the Lender;

(n)	(maintenance of capital) an Obligor passes a resolution:

(1)	for the reduction of its share or unit capital;

(2)	to limit its ability to make calls on its uncalled share or unit capital; or

(3)	approving the purchase by it of any shares in itself other than redeemable preference shares,

in each case without the Lender’s prior written consent; and

(o)	(Material Adverse Effect) any event occurs or exists which, in the reasonable opinion of the Lender, has or is reasonably likely to have a Material Adverse Effect.

13.2	Consequences of Event of Default

(a)	If an Event of Default occurs and while it subsists, the Lender (in addition to any other right provided by Law or under any Finance Document) will have the right to do any or all of the following

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(1)	by notice to the Borrower:

(A)	cancel its commitment to provide the Facility;

(B)	declare that the Money Owing is immediately due and payable; or

(2)	enforce and exercise or instruct the Security Trustee to enforce and exercise any of its rights under any Security.

(b)	The Borrower must immediately repay the Money Owing on receipt of a notice under clause 13.2(a)(1).

(c)	If an Event of Default is subsisting, the Lender may by written notice, require the Borrower to, in which case the Borrower must, apply all:

(1)	free cashflow;

(2)	net proceeds from the issuance of any equity by a Group Member; and

(3)	net proceeds from any insurance claim received by it,

to repay the Money Owing in the order set out in clause 9.7.

13.3	Continue to perform

(a)
If the Lender makes a declaration under clause 13.2, the Obligors must continue to perform their obligations under the Finance Documents as if the declaration had not been made, subject to any directions given by the Lender under any Finance Document.

(b)	Clause 13.3(a) does not affect the Borrower's obligations under clause 13.2.

13.4	Liability

The Finance Parties are not liable for any loss caused by exercising, enforcing, delaying in exercising or enforcing, attempting to exercise or enforce or not exercising or enforcing, any of its rights, powers or remedies in connection with the Finance Documents.

14	Review Events

14.1	Review Event

(a)	If a Review Event occurs, the Lender and the Borrower will negotiate in good faith for up to 90 days from the date of the occurrence of the Review Event (Review Period) as to agree;

(1)	the terms of any amendments to the Finance Documents (including in relation to any Interest Rate, Discount Fee Rate or other fees payable under a Finance Document); and/or

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(2)	the terms of any restructure of the Facility,

required to be made by the Lender.

(b)
If agreement cannot be reached between the Borrower and the Lender within the Review Period, the Lender may give notice to the Borrower in writing cancelling the commitments to provide the Facilities and requiring the repayment of all of the Money Owing by a date no earlier than 90 days from the date of the notice (Repayment Notice).

(c)	The Borrower must comply with any Repayment Notice.

15	Preserving the Lender’s rights, powers and remedies

15.1	Preservation

(a)	The fact that a Finance Party does not exercise, or delays the exercise of, any right, power or remedy does not affect any of its other rights, powers or remedies.

(b)	The fact that a Finance Party delays the exercise of any right, power or remedy does not constitute a waiver of that right, power or remedy.

(c)	The fact that a Finance Party exercises a right, power or remedy does not prevent a Finance Party from exercising that right, power or remedy again.

(d)	This agreement does not operate to extinguish or prejudice any right, power or remedy of a Finance Party under a Finance Document or a negotiable instrument.

15.2	Moratorium legislation

A moratorium does not apply to a Finance Document or the recovery of the Money Owing except if:

(a)	the Finance Parties agree in writing that it does; or

(b)	it cannot be excluded by Law.

15.3	Reinstating or replacing rights

If any payment made to a Finance Party in reduction of the Money Owing is repaid or conceded to be void, voidable or repayable for any reason, then, despite any release, settlement or discharge in connection with the Money Owing:

(a)	that payment does not discharge the relevant liability; and

(b)	the Finance Parties may recover the amount of that payment from each Obligor; and

(c)	each Obligor must:

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(1)
immediately do all acts and things the Finance Parties require to replace or reinstate any Finance Document and any rights the Finance Parties  have under them which has been released in connection with that payment; and

(2)	indemnify the Finance Parties against and pay on demand all costs and expenses in connection with replacing or reinstating any Finance Document and any rights the Finance Parties have under them.

15.4	Effect of release

A full or partial release of this agreement by the Lender does not release any Obligor from personal liability under the Finance Documents until the Lender receives the Money Owing, regardless of any:

(a)	receipt given, pay out figure quoted or other form of account stated; or

(b)	error or miscalculation by the Lender.

16	Guarantee and Indemnity

16.1	Guarantee

The Obligors jointly and severally and unconditionally and irrevocably guarantee to each Finance Party the due and punctual payment of the Money Owing.

16.2	Payment

(a)
If the Money Owing is not paid when due, each Obligor must immediately on demand from the Lender pay to the Lender the Money Owing in the same manner and currency as the Money Owing is required to be paid.

(b)	A demand under clause 16.2(a) may be made at any time and from time to time.

16.3	Securities for other money

The Finance Parties may apply any amounts received by it or recovered under any other document or agreement which is a security for any of the Money Owing, or any other money it receives or recovers from an Obligor, in the manner it determines in its absolute discretion.

16.4	Amount of Money Owing

(a)	This clause 16 applies to any amount which forms part of the Money Owing from time to time.

(b)	The obligations of each Obligor under this clause 16 extend to any increase in the Money Owing as a result of:

(1)	any amendment, supplement, renewal or replacement of any Finance Document to which an Obligor and a Finance Party is a party; or

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(2)	the occurrence of any other thing.

(c)	Clause 16.4(b):

(1)
applies regardless of whether any Obligor is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which any other Obligor and a Finance Party is a party or the occurrence of any other thing; and

(2)	does not limit the obligations of any Obligor under this clause 16.

16.5	Proof by Finance Parties

In the event of the liquidation of an Obligor, each other Obligor authorises each Finance Party to prove for all money which an Obligor has paid or is or may be obliged to pay under any Finance Document, any other document or agreement or otherwise in respect of the Money Owing.

16.6	Avoidance of payments

(a)	If any payment, conveyance, transfer or other transaction relating to or affecting the Money Owing is:

(1)	void, voidable or unenforceable in whole or in part; or

(2)	claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of each Obligor under this clause 16 and any power is the same as if:

(3)	that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(4)	any release, settlement or discharge made in reliance on any thing referred to in clause 16.6(a)(3),

had not been made and each Obligor must immediately take all action and sign all documents necessary or required by the Finance Parties to restore to the Finance Parties the benefit of this clause 16 and any Security Interest held by any Finance Party immediately before the payment, conveyance, transfer or transaction.

(b)	Clause 16.6(a) applies whether or not any Finance Party knew, or ought to have known, of anything referred to in clause 16.6(a).

16.7	Indemnity for avoidance of Money Owing

(a)	If any of the Money Owing (or money which would have been Money Owing if it had not been irrecoverable) is irrecoverable by any Finance Party from:

(1)	any Obligor; or

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(2)	an Obligor under clause 16.1,

the Obligors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation:

(3)	indemnify each Finance Party against any loss suffered, paid or incurred by a Finance Party in relation to the non payment of that money; and

(4)	must pay the Lender an amount equal to that money.

(b)	Clause 16.7(a) applies to the Money Owing (or money which would have been Money Owing if it had not been irrecoverable) which is or may be irrecoverable irrespective of whether:

(1)	it is or may be irrecoverable because of any event described in clause 16.6(a)(1) or clause 16.6(a)(2);

(2)	it is or may be irrecoverable because of any other fact or circumstance;

(3)	the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; or

(4)	any matters relating to the Money Owing are or should have been within the knowledge of a Finance Party.

16.8	No obligation to marshal

No Finance Party is required to marshal or to enforce or apply under or appropriate, recover or exercise:

(a)	any Security Interest, Guarantee or other document or agreement held, at any time, by or on behalf of any Finance Party; or

(b)	any money or asset which a Finance Party, at any time, holds or is entitled to receive.

16.9	Non-exercise of Obligors' rights

An Obligor must not exercise any rights it may have inconsistent with this clause 16.

16.10	Principal and independent obligation

(a)	This clause 16 is:

(1)	a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(2)
independent of and not in substitution for or affected by any other Security Interest which any Finance Party may hold in respect of the Money Owing or any obligations of any Obligor or any other person.

(b)	This clause 16 is enforceable against an Obligor:

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(1)	without first having recourse to any Security Interest;

(2)
whether or not any Finance Party has made demand on any Obligor (other than any demand specifically required to be given, or notice required to be issued, to an Obligor under clause 16.2 or any other provision of a Finance Document);

(3)	whether or not any Finance Party has given notice to any Obligor or any other person in respect of any thing; or

(4)	whether or not any Finance Party has taken any other steps against any Obligor or any other person;

(c)	whether or not any Money Owing is then due and payable; and

(d)	despite the occurrence of any event described in clause 16.12.

16.11	Suspense account

(a)	A Finance Party may apply to the credit of a suspense account any:

(1)	amounts received under this clause 16;

(2)	dividends, distributions or other amounts received in respect of the Money Owing in any liquidation; and

(3)	other amounts received from an Obligor or any other person in respect of the Money Owing.

(b)	A Finance Party may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Money Owing.

(c)	Interest on money in the suspense account must be credited to the suspense account at the usual rate applied by that Finance Party for 'at call' deposits of its corporate customers.

16.12	Unconditional nature of obligations

(a)
This clause 16 and the obligations of each Obligor under the Finance Documents are absolute, binding and unconditional in all circumstances, and are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(1)	the grant to any Obligor or any other person at any time, of a waiver, covenant not to sue or other indulgence;

(2)	the release (including a release as part of any novation) or discharge of any Obligor or any other person;

(3)	the cessation of the obligations, in whole or in part, of any Obligor or any other person under any Transaction Document or any other document or agreement;

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(4)	the liquidation of any Obligor or any other person;

(5)	any arrangement, composition or compromise entered into by any Finance Party, any Obligor or any other person;

(6)	any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)
any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of any Transaction Document or any other document or agreement;

(8)	any Security Interest being given to any Finance Party by any Obligor or any other person;

(9)	any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other document or agreement;

(10)	any moratorium or other suspension of any power;

(11)	any Finance Party, a Controller or attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any power;

(12)	any Finance Party obtaining a judgment against any Obligor or any other person for the payment of any of the Money Owing;

(13)	any transaction, agreement or arrangement that may take place with any Finance Party, any Obligor or any other person;

(14)
any payment to any Finance Party, a Controller or attorney, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

(15)	any failure to give effective notice to any Obligor or any other person of any default under any Transaction Document or any other document or agreement;

(16)	any legal limitation, disability or incapacity of any Obligor or of any other person;

(17)	any breach of any Transaction Document or any other document or agreement;

(18)	the acceptance of the repudiation of, or termination of, any Transaction Document or any other document or agreement;

(19)	any Money Owing being irrecoverable for any reason;

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(20)	any disclaimer by any Obligor or any other person of any Transaction Document or any other document or agreement;

(21)	any assignment, novation, assumption or transfer of, or other dealing with, any powers or any other rights or obligations under any Transaction Document or any other document or agreement;

(22)	the opening of a new account of any Obligor with the Lender or any transaction on or relating to the new account;

(23)	any prejudice (including material prejudice) to any person as a result of any thing done or omitted by any Finance Party, any Obligor or any other person;

(24)
any prejudice (including material prejudice) to any person as a result of any Finance Party, a Controller or attorney or any other person selling or realising any property the subject of a Security Interest at less than the best price;

(25)
any prejudice (including material prejudice) to any person as a result of any failure or neglect by any Finance Party, a Controller or attorney or any other person to recover the Money Owing from any Obligor or by the realisation of any property the subject of a Security Interest;

(26)	any prejudice (including material prejudice) to any person as a result of any other thing;

(27)	the receipt by any Finance Party of any dividend, distribution or other payment in respect of any liquidation;

(28)	the failure of any other Obligor or any other person who is intended to become a co-surety or co-indemnifier of that Obligor to execute this agreement or any other document; or

(29)	any other act, omission, matter or thing whether negligent or not.

(b)	Clause 16.12(a) applies irrespective of:

(1)	the consent or knowledge or lack of consent or knowledge, of the Finance Parties, any Obligor or any other person of any event described in clause 16.12(a); or

(2)	any rule of law or equity to the contrary.

16.13	No competition

(a)	Until the Money Owing has been fully paid and each Obligor's obligation under this clause 16 has been finally discharged, an Obligor is not entitled to:

(1)	be subrogated to the Finance Parties;

(2)	claim or receive the benefit of any Security Interest, Guarantee or other document or agreement of which any Finance Party has the benefit;

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(3)	claim or receive the benefit of any moneys held by any Finance Party;

(4)	claim or receive the benefit of any power;

(5)
either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Obligor liable to pay the Money Owing, except in accordance with clause 16.13(b);

(6)	make a claim or exercise or enforce any right, power or remedy (including under an Security Interest or Guarantee or by way of contribution) against any Obligor liable to pay the Money Owing;

(7)	accept, procure the grant of or allow to exist any Security Interest in favour of it from any Obligor liable to pay the Money Owing;

(8)	exercise or attempt to exercise any right of set-off against, or realise any Security Interest taken from, any Obligor liable to pay the Money Owing; or

(9)	raise any defence or counterclaim in reduction or discharge of its obligations under this clause 16.

(b)	If required by the Lender, an Obligor must prove in any liquidation of any other Obligor liable to pay the Money Owing for all money owed to it.

(c)
All money recovered by an Obligor from any liquidation or under any Security Interest or Guarantee from any Obligor liable to pay the Money Owing must be immediately paid by the Obligor to the Lender to the extent of the unsatisfied liability of the Obligors under this clause 16.

(d)	An Obligor must not do or seek, attempt or purport to do anything referred to in clause 16.13(a).

16.14	Continuing guarantee

This clause 16 is a continuing obligation of each Obligor, despite:

(a)	any settlement of account; or

(b)	the occurrence of any other thing,

and remains in full force and effect until:

(c)	all the Money Owing has been paid in full; and

(d)	this clause 16 has been finally discharged by the Finance Parties.

16.15	Variation

This clause 16 extends to cover the Finance Documents as amended, varied or replaced, whether with or without the consent of any one or more of the Obligors, including any increase in the limit or maximum principal amount available under a Finance Document.

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16.16	Judgments

A final judgment obtained against a relevant Obligor is conclusive as against each Obligor.

17	Change in circumstances

17.1	Increased costs

(a)
If the effect of the introduction of, or a change in, or a change in the interpretation or application of, any Law (including any Law relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) applicable to any Finance Party occurring after the date of this agreement or compliance by the Finance Party with any such Law is to:

(1)
impose an additional cost on the Finance Party as a result of it having entered into any Finance Document or making or maintaining any Principal Outstanding or of it performing its obligations under any Finance Document;

(2)
reduce any amount payable to the Finance Party under any Finance Document or reduce the effective return on its capital, any class of capital or any other effective return (including because more capital needs to be actually or contingently allocated to the Facility and cannot be used elsewhere); or

(3)
result in the Finance Party making any payment or forgoing any interest or other return on or calculated by reference to any amount received or receivable by the Finance Party from any other party under any Finance Document,

(each such increased cost, reduction, payment, forgone interest or other return being referred to in this clause 17.1 as an ‘increased cost’), then:

(4)	the Lender will notify the Borrower of that event as soon as reasonably practicable after becoming aware of it; and

(5)
on demand from time to time by the Lender, the Borrower will pay to the Lender the amount which the Lender determines is necessary to compensate the Finance Party for that increased cost (or the portion of that increased cost which is, in the opinion of the Lender, attributable to it entering into the Finance Documents, making or maintaining its participation in any Advance, or maintaining the Facility).

(b)	The certificate of the Lender specifying the amount of compensation payable under clause 17.1(a) and the basis for the calculation of that amount is, in the absence of manifest error, conclusive.

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(c)
The Borrower will not be obliged to compensate any Finance Party under clause 17.1(a) in relation to any increased cost attributable to a change in the rate of Tax on the overall net income of that Finance Party.

(d)
If any Related Body of the Lender suffers a cost which would have been recoverable by a Finance Party under this clause 17.1 if that cost had been imposed on the Finance Party, the Finance Party will be entitled to recover the amount of that cost under this clause 17.1 on behalf of the relevant Related Body.

17.2	Market Disruption

If, in relation to any Advance (an Affected Advance) as a result of market circumstances not limited to the Lender (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist as at the date of this agreement), the cost to the Lender of funding the Affected Advance for an Interest Period would exceed the Base Rate the Lender will give notice of that event to the Borrower (a Market Disruption Notice).

17.3	Substitute basis

If a Market Disruption Notice has been given and the Lender or the Borrower so requires, during the 30 days following the giving of a Market Disruption Notice, the Lender and the Borrower will negotiate in good faith in order to agree on a mutually acceptable substitute basis for calculating the interest/discount rate payable on the relevant Affected Advance for the relevant Interest Period.  If a substitute basis is agreed within that period, then it will apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period).

17.4	Cost of funds

Unless and until a substitute basis is agreed under clause 17.3 (Substitute basis), the interest/discount rate applicable on each Affected Advance for the relevant Interest Period will be the rate certified by the Lender to be its cost of funds (from any source which it may reasonably select) plus the applicable Margin.

17.5	Illegality

If it is or becomes contrary to any Law for the Lender to make the Facility available, maintain any Money Owing or the Facility Limit, then the Lender may give notice to that effect to the Borrower, whereupon:

(a)	the Borrower will immediately prepay all of the Money Owing, and pay all other amounts due to the Lender under the Finance Document; and

(b)	the undrawn Facility Limit (if any) will immediately be cancelled and the Lender will have no further obligation to make the Facility available.

17.6	Mitigation

If circumstances arise in relation to the Lender which would or may result in:

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(a)	a demand for compensation by it under clause 17.1 (Increased Costs); or

(b)	an obligation to prepay any amount to it under clause 17.2 (Illegality),

then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under the clauses referred to above, the Lender will notify the Borrower as soon as reasonably practicable after becoming aware of those circumstances and, in consultation with the Borrower, take such reasonable steps as may be open to it to mitigate the effects of those circumstances, although the Lender will not be obliged to take any action if to do so might have an adverse effect on its business, operations or financial condition or cause it to incur liabilities or obligations (including Taxation) which (in its sole opinion) are material or would reduce its return in relation to the Facility.

18	Set-off

18.1	Set-off rights

A Finance Party may at any time (without notice to any Obligor):

(a)
set-off or otherwise apply sums standing to the credit of an Obligor's accounts with the Finance Party (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to the Finance Party); and

(b)	set-off any other obligations (whether or not then due for performance) owed by the Finance Party to the Obligors,

against any liability of the Obligors to the Finance Party under the Finance Documents.

18.2	Unliquidated claims

If the obligation or liability described under clause 18.1 is unliquidated or unascertained, the Finance Party may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

18.3	Different Currencies

A Finance Party may exercise its rights under clause 18.1 (Set-off Rights) notwithstanding that the amounts concerned may be expressed in different currencies and the Finance Parties are authorised to effect any necessary conversions at a market rate of exchange selected by it.

19	Indemnities and break costs

19.1	Indemnity

(a)	The Obligors indemnify the Finance Parties against any loss any Finance Party incurs or is liable for in connection with:

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(1)	the occurrence of any Default or Review Event;

(2)	any Finance Party exercising its powers consequent upon or arising out of the occurrence of any Default or Review Event;

(3)	any failure by an Obligor to pay any amount due under a Finance Document on its due date;

(4)	any Advance required by a Drawdown Notice not being made for any reason (other than as a result of a default by the Lender) on the Drawdown Date specified in the relevant Drawdown Notice;

(5)
any Advance or other amount under a Finance Document becoming payable or being repaid, prepaid or discharged otherwise than on, as applicable, the last day of an Interest Period relating to a Tranche A Advance or a Tranche B Advance or the expiry date of a Financial Guarantee or the day any other amount is due provided that in respect of any indemnity for break costs the Obligors will only be required to indemnify the Lender for the amount of any break costs actually incurred by the Lender; or

(6)	the payment or recovery of an amount in connection with the Finance Documents in a currency other than the currency required under the Finance Document;

(7)	the occupation, use or ownership of any Secured Property by the owner of that property or any of its employees or agents;

(8)
any Report or any other information produced or approved by the Obligors under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(9)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under the Finance Documents; and

(10)	any other breach, or failure to fulfil any obligation, by any Obligor under any Finance Document;.

(b)	The indemnity in clause 19.1(a), includes:

(1)
the amount determined by the Lender as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Lender to fund or maintain the Facility; and

(2)	loss of margin.

19.2	Currency Indemnity

Without prejudice to clause 19.1, if:

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(a)
any amount payable by any Obligor under or in connection with any Finance Document is received by a Finance Party in a currency (Payment Currency) other than the currency agreed in the relevant Finance Document (Agreed Currency), whether as a result of any judgment or order, the enforcement of any judgment or order, the liquidation of the relevant Obligor or otherwise, and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; or

(b)
any amount payable by any Obligor under or in connection with any Finance Document has to be converted from the Agreed Currency into another currency for the purpose of (i) making or filing a claim or proof against any Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any Finance Document, then that Obligor will, as an independent obligation, on demand indemnify the Finance Parties for the deficiency and any loss sustained as a result.  Any conversion required will be made at the prevailing rate of exchange on the date and in the market determined by the Finance Parties as being most appropriate for the conversion and providing a no less favourable position to the Obligor than the Obligor would have achieved in dealing with an arm’s length counterparty under normal conditions.  That Obligor will also pay the costs of the conversion.

19.3	Continuing indemnities

(a)
Each indemnity of an Obligor in a Finance Document is a continuing obligation of the Obligors, separate from their other obligations and remains in full force and effect until the Money Owing have been fully and finally repaid and each Security finally discharged.

(b)	Each indemnity of an Obligor survives the termination of any Transaction Document.

(c)
Any settlement or discharge of any claim under any indemnity in a Finance Document will be conditional on no payment made under that indemnity being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

19.4	Waiver

The Obligors waive any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency other than that in which it is expressed to be payable in that Finance Document.

20	Fees Tax and costs

20.1	Fees

The Borrower must pay to the Lender the following fees:

Facility Agreement

(a)	(establishment fee) a fee equal to $50,000 payable on or prior to the date of this agreement;

(b)	(Tranche A fees) the fee set out in clause 4 of Schedule 7;

(c)	(line fee) a fee equal to 0.65% per annum multiplied by the total of the Tranche A Limit, which:

(1)	subject to clause 20.1(c)(3), accrues daily from (and including) the date of this agreement up to (and including) the Termination Date;

(2)	is calculated on the basis of a 365 day year; and

(3)
is payable monthly in arrears, commencing with a payment on the date of this agreement, and ending on the Termination Date or, if earlier, on the day on which the Lender’s commitments under Tranche A and Tranche B is reduce to zero;

(d)	(line fee) a fee equal to 0.65% per annum multiplied by the total of the Tranche B Limit, which:

(1)	subject to clause 20.1(c)(3), accrues daily from (and including) the date of this agreement up to (and including) the Termination Date;

(2)	is calculated on the basis of a 365 day year; and

(3)
is payable monthly (or as otherwise agreed) in arrears, commencing with a payment on the date of this agreement, and ending on the Termination Date or, if earlier, on the day on which the Lender’s commitments under Tranche A and Tranche B is reduce to zero;

(e)	(Financial Guarantee issuance fee) a fee equal to $250 for each Financial Guarantee issued under this agreement, payable in respect of each Financial Guarantee on the date of its issue;

(f)
(Financial Guarantee fee) a fee equal to the applicable Margin calculated on the face value amount and term of each Financial Guarantee issued under this agreement, payable in respect of each Financial Guarantee semi-annually in advance on the date of its issue and on the first day of each 6 month period thereafter until the later of its expiry and the date the Lender receives payment of all amounts due in respect of the Financial Guarantee under this agreement.

20.2	Tax

(a)
The Obligors must pay any Tax, other than an Excluded Tax in respect of the Finance Parties, which is payable in respect of a Finance Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Finance Document).

(b)
The Obligors must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 20.2(a) except to the extent that the fine, penalty or other cost is caused by a Finance Party's failure to lodge money received from the Obligors within 5 Business Days before the due date for lodgement.

Facility Agreement

(c)	Each Obligor indemnifies the Finance Parties against any amount payable under this clause 20.2.

20.3	GST

(a)	Words or expressions defined in the GST Act have the same meaning in this clause, unless it is clear that a different meaning is intended.

(b)	Unless otherwise specifically stated, sums payable or consideration provided or in connection with this agreement will be expressed as exclusive of any applicable amount of GST.

(c)	Where a Finance Party makes a Taxable Supply under or in connection with the Finance Documents and GST is imposed on that supply, the Finance Party will be entitled to:

(1)	increase the consideration otherwise provided for that supply under the Finance Document by the amount of that GST; and

(2)	otherwise recover from the recipient the amount of that GST.

(d)	The Finance Party must issue a Tax Invoice to the recipient of the supply before payment to the Finance Party of the GST inclusive consideration for that supply.

20.4	Costs and expenses

The Obligors must pay the amount of all:

(a)	reasonable costs and expenses (including legal and consultant fees, out-of-pocket expenses and administration costs) incurred by the Finance Parties in connection with:

(1)
the negotiation, preparation, execution, delivery, completion, registration of the Finance Documents, and all documents, matters and things referred to in, incidental to or contemplated by any Finance Document;

(2)	any amendment, variation, consent, approval or discharge relating to any Finance Document (and documents, matters or things referred to in any Finance Document); and

(b)
costs and expenses (including legal and consultant fees, out-of-pocket expenses and administration costs) incurred by the Finance Parties in connection with the preservation, enforcement or waiver or attempted preservation or enforcement of any of the Finance Parties' rights under any Finance Document (and any documents referred to in any Finance Document).

Facility Agreement

21	Assignment or novation

21.1	Assignment by Obligors

No Obligor may assign, novate or otherwise deal with any of its rights and obligations under the Finance Documents without the prior written consent of the Lender.

21.2	Assignment by the Lender

The Lender may assign, novate or otherwise deal with its rights and obligations under the Finance Documents without the consent of any Obligor.

21.3	Assist

Each Obligor must do anything which the Lender reasonably requests including, executing documents or amending any Finance Document, to effect any assignment, novation or other transfer under this clause 21.

22	Miscellaneous

22.1	Confidentiality

During the term of this agreement and for 2 years thereafter, the Lender agrees to:

(a)
take reasonable precautions to maintain the confidentiality of any information (including without limitation any projections and forecasts provided to the Lender in connection with or pursuant to the Finance Documents and any communications related to such projections or forecasts) that the Obligors (and/or their affiliates) deliver to the Lender; and

(b)	use such information solely in connection with the Finance Documents, except that the Lender may disclose such information:

(1)
to its officers, directors, employees, affiliates and agents, including legal counsel, auditors and other professional advisors (it being understood that such recipients shall be informed of the confidential nature of such information, shall be instructed to keep such information confidential and shall be required to comply with the provisions of this section);

(2)	pursuant to the order of any court or administrative agency (and, to the extent permitted by law, the Lender agrees to inform the Obligors of such disclosure or pending disclosure);

(3)
upon the request of any Government Agency exercising regulatory authority over the Lender (and to the extent permitted by law the Lender agrees to inform the Obligors of such disclosure or pending disclosure);

(4)
which ceases to be confidential, other than by an act or omission of the Lender or any recipient identified in sub paragraph (1) above, or which becomes available to the Lender on a non confidential basis;

Facility Agreement

(5)
to the extent reasonably required in connection with any litigation or proposed litigation relating to any Finance Documents or transactions contemplated thereby or otherwise as required by applicable law (and, to the extent permitted by law, the Lender agrees to inform the Obligors of such disclosure or pending disclosure);

(6)	to the extent reasonably required for the exercise of any rights or remedies under the Finance Documents;

(7)	with the consent of Obligors (not to be unreasonably withheld); or

(8)	if such information is within the public domain.

22.2	Notices

(a)	Any notice, demand, consent or other communication given or made under any Finance Document must be:

(1)	clearly readable;

(2)	signed by the party giving or making it (or signed on behalf of that party by its Authorised Officer); and

(3)
left at the address or sent by pre-paid security post (air mail if outside Australia) to the address or to the fax number of the recipient, in each case, as set out in the parties’ details at the beginning of this agreement.

(b)	A party may change its address or fax number for the purpose of service by giving notice of that change to the other party.

(c)	Any communication will be taken to be received by the recipient:

(1)	in the case of a letter, on the 3rd (7th, if sent outside the country in which the letter is posted) Business Day after the date of posting;

(2)
in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile communication was sent in its entirety to the fax number of the recipient; and

(3)
if the time of dispatch of a facsimile is not on a Business Day, or is after 5.00 pm (local time) on a Business Day, it will be taken to have been received at the commencement of business on the next Business Day.

22.3	Release and indemnity for electronic instructions

(a)	Request and acknowledgement

(1)	The Obligors request the Lender to act on Instructions by an Authorised Officer of an Obligor given or sent to the Lender by Electronic Means.

Facility Agreement

(2)	Each Obligor acknowledges that sending information by Electronic Means is not a secure means of communication and each is aware of the risks.

(b)	Disclaimer

(1)	Each Obligor agrees that:

(A)
the Obligors and not the Finance Parties, will bear all risks in relation to any unauthorised or fraudulent Instruction given to the Lender by Electronic Means where such Instruction is purportedly given by an Obligor or an Authorised Officer of the Obligor;

(B)
the Lender may, without further enquiry or reference to an Obligor, act on an Instruction if it includes a reference to an Obligor and on its face purports to be signed or given by an Authorised Officer of an Obligor; and

(C)
the Lender, despite any other provision of a Finance Document, may, in its absolute discretion, not act, or defer acting on an Instruction (or part of it) pending further enquiry to or confirmation from an Obligor about the Instruction.

(2)
Each Obligor expressly agrees that the no Finance Party has any obligation or any responsibility to the Obligors to make enquiry or seek confirmation from the Borrower before acting on an Instruction which appears on its face to be given by an Obligor or an Authorised Officer of an Obligor.

(c)	Release and indemnity

The Obligors:

(1)
release the Finance Parties from all actions and claims in connection with the Lender acting on an Instruction given by Electronic Means or failing to act or deferring to act under paragraph 22.3(b)(1)(C) above; and

(2)	indemnify and will continue to indemnify the Finance Parties against all loss, cost and expense suffered as a result of the Lender acting on an Instruction given by Electronic Means,

provided that such release and indemnity does not apply in cases of fraud, gross negligence or wilful misconduct of the Lender.

(d)	Definitions

For the purposes of clause 22.3:

Electronic Means means facsimile or any other electronic form of transmission agreed by the Lender.

Facility Agreement

Instruction means a notice or communication to operate on an Obligor's account and includes, but is not limited to:

(1)
third party payments, being the payment of money or transfer of funds or value to a person other than an Obligor, including issue of a bank cheque, a bank draft, a certificate of deposit and any other instrument payable to, or to the order of, a party specified in the request or instruction, or to bearer;

(2)
payment of money or transfer of funds from an Obligor's account with the Lender to a term deposit or other investment with the Lender, or another account with the Lender or any other bank or institution; and

(3)	confirmation, variation or cancellation of a transaction or Instruction, including stop payment of a cheque or other amount previously authorised.

22.4	Governing law

(a)	This agreement is governed by, and construed in accordance with, the laws of New South Wales.

(b)	The Obligors irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales.

(c)	The Obligors irrevocably waive any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

22.5	Lender's statement conclusive

A certificate or statement, signed on behalf of the Lender by any of its Authorised Officers, in relation to any amount, calculation, interest rate or other matter under the Finance Documents is conclusive and binding on the Obligors, except in the case of manifest error.

22.6	Amendment

This agreement may only be amended or varied in writing and signed by the parties.

22.7	Invalidity

(a)	Any provision of, or the application of any provision of, any Finance Document which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)
Any provision of, or the application of any provision of, any Finance Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

Facility Agreement

22.8	Waivers

(a)	Waiver of any right arising from a breach of the Finance Documents or of any power arising on default under any Finance Document must be in writing and signed by the party granting the waiver.

(b)
A failure or delay in exercising, or partial exercise of, any right or power under any Finance Document will not operate as a waiver of that right or power, or preclude any further exercise of that right or power.

(c)
The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights and remedies provided by Law and all those rights and remedies will, except where expressly provided otherwise in any Finance Document, be available to the Finance Parties.

22.9	Entire agreement

The contents of the Finance Documents constitute the entire agreement between the parties and supersede any prior negotiations, representations, understandings or arrangements made between the parties regarding the subject matter of the Finance Documents, whether orally or in writing.

22.10	Further assurance

The Obligors must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any agreement), that any Finance Party may reasonably require to give full effect to the Finance Documents.

22.11	Counterparts

(a)	This agreement may be executed in any number of counterparts.

(b)	All counterparts taken together will be deemed to constitute one instrument.

22.12	Attorneys

Each attorney who executes this agreement declares that the attorney has no notice of any revocation, suspension or variation of the power of attorney appointing that attorney.

Facility Agreement

Schedule 1	Conditions Precedent

(a)
(Officer’s Certificate): an Officer’s Certificate given in respect of each Obligor  and dated no more than 5 Business Days before the date of this agreement or, in the case of a Officer’s Certificate given in respect of each Obligor incorporated in New Zealand, dated on or after the date of this agreement and the General Security Deed;

(b)
(Finance Documents) an original of this agreement and each other Finance Document (other than the Right of Entry Deeds) duly executed by all parties to it and, if applicable, duly stamped or, if not duly stamped, evidence satisfactory to the Lender that it will be duly stamped;

(c)	(Material Documents) certified copied of each of the Material Documents duly executed by all parties to them and, where applicable, duly stamped and registered;

(d)	(fees and expenses) payment of all fees, costs and expenses of the Finance Parties as required by the Finance Documents which are due and payable;

(e)	(legal review) a legal review from the Lender’s legal advisors of:

(1)	the Material Documents; and

(2)	any additional documents that are required to be reviewed following the Lender’s due diligence in relation to the Obligors and the Facilities;

(f)	(Title Documents) each Title Document required to be lodged with the Security Trustee under each Security;

(g)
(undertakings) evidence that each Obligor is in compliance with all of its respective undertakings made under clause 11 of this agreement (including clause 11.2(a) (Authorisation and Status Undertakings) and clause 11.6(a) (Insurance));

(h)
(no Material Adverse Effect) a statement contained in the officer’s certificate that no event, or series of events, has occurred or exists which has or is reasonably likely to have a Material Adverse Effect;

(i)
(know your client) documentation and other evidence reasonably requested by the Lender in relation to the Obligors to satisfy the ‘know your customer’, ‘know your client’, ‘client vetting’ or similar procedures of the Lender, including details of the proposed board of directors of the Obligors;

(j)	(company searches):

(1)
an ASIC search (or other evidence satisfactory to the Lender) in respect of each Obligor (other than each Obligor incorporated in New Zealand) showing, amongst other things, their current directors and company secretaries and that no Receiver, liquidator or administrator has been appointed to either of them or in respect of any of the Secured Property and no winding up order in respect of either of them has been made; and

Facility Agreement

(2)	a satisfactory search of the New Zealand Companies Office in respect of each Obligor incorporated in New Zealand;

(k)	(Group Structure Diagram) an up to date Group Structure Diagram (which must include any Related Bodies of the Obligors);

(l)	(Security Interests) evidence that:

(1)	all Security Interests existing over the Secured Property in favour of third parties granted by the Obligors have been or will be discharged; and

(2)	all third party consents required under this agreement to the creation of any Security Interest contained in any Finance Document;

(3)
evidence in the form of a verification statement that the Security Trustee has registered a financing statement (as that term is defined in the PPSA (NZ)) on the New Zealand Personal Property Securities Register in relation to the General Security Deed;

(m)	(CBA Facilities confirmation) confirmation from the Commonwealth Bank of Australia of the amount outstanding under the CBA Facilities as at the first Drawdown Date;

(n)	(Book Debts re-assigned) evidence that all relevant Book Debts have been reassigned to the relevant Obligor or assigned to the Lender by the Commonwealth Bank of Australia;

(o)	(Loan statements) copies of the previous 12 months loan statements for the CBA Facilities;

(p)	(Corporations Act) a statement contained in the Officer’s Certificate that the requirements of the Corporations Act, so far as they relate to the Obligors have been complied with;

(q)	(Book Debt audit) the Lender has performed an initial audit of the Obligors’ business (including regarding its debtors, inventory, creditors and Taxes);

(r)	(forms) copies of each form or document which the Lender has requested any Group Member to complete and sign;

(s)	(legal opinions) opinions from the Lender’s legal advisors in relation to the relevant Finance Documents; and

(t)	(additional information etc) any other information or document reasonably requested by the Lender.

Facility Agreement

Schedule 2	Officer’s Certificate

PART A	Officer’s Certificate

To:          Westpac Banking Corporation ABN 33 007 457 141 and Westpac New Zealand Limited (Lender)

I [insert name] am a [insert capacity - director/secretary] of each of [          ] (each an Obligor).

I refer to the Facility Agreement dated [insert] between Hudson Global Resources (Aust) Pty Limited ACN 002 888 762 and Hudson Global Resources (NZ) Limited (company number 667922) (as Borrower), Hudson Highland (APAC) Pty Limited ACN 074 319 396 (as Initial Guarantor) and Westpac Banking Corporation ABN 33 007 457 141 (as a Lender and the Security Trustee) and Westpac New Zealand Limited (as a Lender) (the Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

I have been authorised by each Obligor to give this certificate.

On behalf of each Obligor I certify as follows:

1	Relevant documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

(a)	constitution: the constitution of each Obligor;

(b)	Certificate of Incorporation: the Certificate of Incorporation and Change of Name (if applicable);

(c)	[power of attorney: a duly executed power of attorney granted by each Obligor authorising execution of the Finance Documents to which it is expressed to be a party;]

(d)
board minutes: extracts of minutes of a meeting of the directors of each Obligor approving the execution and performance of its obligations under the Finance Documents to which it is expressed to be a party [and the granting of the power of attorney referred to in paragraph 1(c) above];

(e)	Transaction Documents: copies of the following documents: [].

2	No revocation

Each document[, power of attorney] and resolution referred to in paragraph 1 is in full force and effect and has not been amended, modified or revoked.

Facility Agreement

3	Authorised Officers

The following signatures are the true signatures of each Authorised Officer of each Obligor as at the date of this certificate:

Name	Position	Signature

[insert name]	[insert details of position]

[insert name]	[insert details of position]

[insert name]	[insert details of position]

4	Certification

On behalf of each Obligor, I certify that:

(a)
each Obligor, before entering into any Finance Document to which it is expressed to be a party, has, to the extent required in connection with the execution, delivery and performance of each such Finance Document, complied with the Corporations Act (including Part 2E, Part 2J and Chapter 7);

(b)
as at the date of execution of each Finance Document, each Obligor is solvent and will not become insolvent by entering into and performing its obligations under each Finance Document to which is expressed to be a party;

(c)	each Group Member has in full force and effect all Authorisations required by clause 11.2(a) of the Facility Agreement and there are no subsisting breaches of, or disputes relating to, such Authorisations which would constituted a Material Adverse Effect;

(d)	entering into the Finance Documents to which it is a party is for its commercial benefit and in its best interests;

(e)
each Obligor is in compliance with all of its respective undertakings made under clause 11 of the Facility Agreement (including clause 11.2(a) (Authorisation and Status Undertakings) and clause 11.6(a) (Insurance) of the Facility Agreement); and

(f)	no event, or series of events, has occurred or exists which has or is likely to have a Material Adverse Effect.

Signed:
[insert name and capacity – director/secretary]
Date:

Facility Agreement

PART B	NZ Director’s Certificate

TO:	Westpac Banking Corporation ABN 33 007 457 141
Level 31, Westpac Place,
275 Kent Street, Sydney, NSW 2000

AND TO:	Westpac New Zealand Limited
Level 8, 16 Takutai Square
Auckland 1010

AND TO:	Mayne Wetherell

I, [●], a director of [●] (Company), certify as follows:

1.	Board resolutions

1.1	The board of directors of the Company (Board) has passed all necessary resolutions to:

(a)	approve the transactions (Transactions) contemplated by the document[s] listed in the schedule (Document[s]), and the Document[s] [themselves][itself];

(b)	authorise signing of the Document[s] by or on behalf of the Company in the manner in which [they have][it has] actually been signed[; and

(c)	authorise the persons specified in paragraph 10 to give any notices and other communications, and take any other action required, under or in connection with the Document[s] on behalf of the Company].

1.2
The resolutions were duly passed [OPTION 1: <in writing signed by [all of] the directors of the Company [entitled to receive notice of a meeting of the Board].>OPTION 2:  <at a meeting of the Board which was properly convened and in respect of which all quorum requirements were duly observed.>]

1.3	The resolutions remain in full force and effect.

2.	Directors' self interested transactions

2.1
[OPTION 1: <To the best of my knowledge and belief after making due enquiry [of each other director (as that term is defined in section 126 of the Companies Act 1993 (Act)) of the Company], none of the directors (as so defined) of the Company has an interest (as that term is defined in section 139 of the Act) in the Transactions.>

Facility Agreement

OPTION 2:  <After making due enquiry, it has been determined that one or more of the Company's directors (as that term is defined in section 126 of the Companies Act 1993 (Act)) is, or may be, interested (as that term is defined in section 139 of the Act) in the Transactions and such interests have been entered in the interests register accordingly.  The Transactions have been disclosed to all shareholders of the Company.
All of the Company's entitled persons have agreed in writing (pursuant to section 107(3) of the Act) to the Company's entry into and performance of the Document[s] and the Transactions (so that nothing in sections 140 and 141 of the Act will apply to the Transactions).>]

2.2	In approving the Document[s] and the Transactions, the Board, after taking into account all relevant factors, is of the view that the Company is receiving or will receive fair value under them.

3.	Corporate benefit

3.1
In approving the Document[s] and the Transactions, the Board, after taking into account all relevant factors, is of the view [OPTION 1: <that the Company's entry into and performance of the Document[s] and the Transactions is in the best interests of the Company.>OPTION 2:  <(pursuant to an express provision in the constitution of the Company) that the Company's entry into and performance of the Document[s] and the Transactions is in the best interests of the Company's holding company[ and as the Company is not a wholly owned subsidiary of the Company's holding company the prior agreement to the Company's entry into and performance of the Document[s] and the Transactions has been obtained from all of the Company's shareholders, other than that holding company].>]

4.	Shareholder resolutions

4.1
[OPTION 1:  <It has been determined that the Transactions are a Major Transaction for the purposes of section 129 of the Act. Accordingly, [all of] the shareholders of the Company have by special resolution:

(a)	approved the Document[s] and the Transactions; and

(b)	confirmed, approved and ratified the resolutions of the Board referred to above. >]

OPTION 2:  <It has been determined that the Transactions do not constitute a Major Transaction for the purpose of section 129 of the Act.>]

5.	Due execution

5.1	[Each of the][The] Document[s] has been properly signed and delivered by the Company.

Facility Agreement

6.	Solvency

6.1	I am not aware of any liquidation proceedings which have been commenced against the Company by any person, or which are intended or anticipated by the Company.

6.2	After making due enquiry, the Board is of the view that the Company:

(a)	is able to pay its due debts;

(b)	will be able to pay its due debts when it enters into the Transactions;

(c)	will not become unable to pay its due debts as a result of entering into the Transactions[; and

(d)	if the Transactions involve a disposition of property, is not a person to whom any of the criteria in section 346(2) of the Property Law Act 2007 applies].

7.	Financial assistance

7.1
The Transactions do not include or involve any provision by the Company (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Company or its holding company.

8.	CONSTITUTION

8.1
[OPTION 1:  <The Company does not have a constitution. > OPTION 2:  <The copy of the constitution of the Company held on its records as maintained on the Companies Office website as at the date of this certificate is complete and includes all alterations to date.]

9.	AUTHORISATIONS

9.1
All consents and other authorisations required by the Company in connection with the entry into, execution and performance of the Documents and the Transactions have been obtained on an unconditional and unqualified basis and remain in full force and effect

10.	[AUTHORISED SIGNATORIES

10.1
The following are the true signatures of the persons who have been authorised ([any one of them acting alone][any two of them acting together]) to give any notices and other communications, and to take any other action required, under or in connection with the Document[s] on behalf of the Company.

Facility Agreement

Name	Position	Signature

]

Signed by:		Date:
Director

Facility Agreement

Schedule 3	Drawdown Notice

To:	Westpac Banking Corporation ABN 33 007 457 141 (Lender)
Address:	[ ]
[ ]
Facsimile:	[ ]
Attention:	[ ]

Facility Agreement

I refer to the Facility Agreement dated [insert] between Hudson Global Resources (Aust) Pty Limited ACN 002 888 762 and Hudson Global Resources (NZ) Limited (company number 667922) (as Borrower), Hudson Highland (APAC) Pty Limited ACN 074 319 396 (as Initial Guarantor) and Westpac Banking Corporation ABN 33 007 457 141 (as a Lender and the Security Trustee) and Westpac New Zealand Limited (as a Lender) (the Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

1	The Borrower requests the Lender to make an Advance details of which appear below:

(a)	Facility: Tranche C

(b)	Drawdown Date:

(c)	Purpose:

(d)	Expiry Date:

(e)	[insert other details as required in relation to the Advance requested e.g. name of Beneficiary of Financial Guarantee]

2
The representations and warranties provided by us under the Facility Agreement will be true and not misleading (whether by omission or otherwise) on the Drawdown Date with reference to the facts and circumstances then subsisting.

3	The Tranche C Limit will not be exceeded by providing the Advance and there is sufficient amount available for acceleration under Tranche A as set out in clause 4(c) of Schedule 7.

4	No Default or Review Event has occurred and is subsisting or will occur as a result of the Advance being made.

5	This Advance is being applied for an Approved Purpose.

Dated:   [insert date]

Facility Agreement

For and on behalf of [insert name of Borrower] by its Authorised Officer	) ) ) )

Name (print)		Signature [insert]

Facility Agreement

Schedule 4	Group Structure Diagram

Hudson Highland Group – Asia Pac

Colour coding is generally by country except BVI is same color as China since owns Trade Marks used in China Dotted border mean US check the box branch election in effect.

ALIAS NO:

Schedule 5	Accession Document

THIS DEED is made on *.

BETWEEN:

(1)	* (a company incorporated in *) [ABN *] (New Obligor);

(2)	[] ACN [ABN *] (Borrower) for itself and as agent for the existing Obligors; and

(3)	Westpac Banking Corporation ABN 33 007 457 141 (as a Lender and the Security Trustee); and

(4)	Westpac New Zealand Limited (as a Lender).

WHEREAS:

(A)
This deed is entered into in connection with a facility agreement dated [insert date] between (1) the Borrower (2) the companies named in the Facility Agreement as Initial Guarantors (3) Westpac Banking Corporation ABN 33 007 457 141 and (4) Westpac New Zealand Limited (Facility Agreement).

(B)	This deed is entered into to record the admission of the New Obligor as a [Borrower/Guarantor] under the Facility Agreement.

IT IS AGREED as follows:

1	Definitions

Words and expressions defined in the Facility Agreement have the same meanings when used in this deed.

2	Admission of New Obligor

(a)	The New Obligor agrees to become a [Borrower/Guarantor] under the Facility Agreement and agrees to be bound by the terms of the Facility Agreement as a [Borrower/Guarantor]; and

(b)	The New Obligor confirms that its address details for notices in relation to clause [ ] (Notices) are as follows:

Address:	*

Facsimile:	*

Attention of:	*

(c)	The parties to this deed other than the New Obligor confirm their acceptance of the New Obligor as a [Borrower/Guarantor] for the purpose of the Facility Agreement.

Facility Agreement

3	Representations

The New Obligor makes each representation and warranty made by an Obligor or Group Member under the Facility Agreement and acknowledges that the Lender enters into this Accession Document in full reliance on those representations and warranties.

4	Law and Jurisdiction

This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) will be governed by and construed in accordance with New South Wales law and, for the benefit of the Lender, the New Obligor irrevocably submits to the jurisdiction of the courts in New South Wales in the same terms as set out in clause 23.4 of the Facility Agreement.

This deed has been executed on the date first above written.

Facility Agreement

Signatories to Accession Document

The Common Seal of COMPANY NAME ABN ABN A C N ACN is duly affixed by authority of its directors in the presence of:	) ) )

Signature of authorised person		Signature of authorised person

Office held		Office held

Name of authorised person (block letters)		Name of authorised person (block letters)

The Borrower

[] ACN []

By:

The Lender

Westpac Banking Corporation ABN 33 007 457 141

By:

Westpac New Zealand Limited

By:

Facility Agreement

Schedule 6	Compliance Certificate

Certificate under clause 11.8(d)

To:	Westpac Banking Corporation ABN 33 007 457 141
Address:	Level 31, Westpac Place,
275 Kent Street, Sydney, NSW 2000
Facsimile:	+61 2 8253 0975
Attention:	[]

And

To:	Westpac New Zealand Limited
Address:	Level 8, 16 Takutai Square
Auckland 1010
Facsimile:	+64 9 367 3733
Attention:	[]

(together the Lender)

Facility Agreement

I refer to the Facility Agreement dated [insert] between Hudson Global Resources (Aust) Pty Limited ACN 002 888 762 and Hudson Global Resources (NZ) Limited (company number 667922) (as Borrower), Hudson Highland (APAC) Pty Limited ACN 074 319 396 (as Initial Guarantor) and Westpac Banking Corporation ABN 33 007 457 141 (as a Lender and the Security Trustee) and Westpac New Zealand Limited (as a Lender) (the Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

We certify on behalf of the Obligors in relation to the period ending [insert date] that:

1	the Obligors are in compliance with the financial covenant as set out in clause 11.12 of the Facility Agreement;

2	(Fixed Charge Cover Ratio) the Fixed Charge Cover Ratio as at [ ] is [ ];

3	(Tangible Net Worth) the Tangible Net Worth as at [ ] is [ ]:

4	(Capital expenditure) Capital Expenditure for the [] is [];

5	(Borrowing Base Ratio) the Borrowing Base Ratio as at [] is [];

6	(Parent Loan interest and Corporate Allocation) interest payable in respect of the Parent Loan and the Corporate Allocation paid or capitalised for the [] is [] and [];

7
attached are full details of the relevant calculations and any adjustments to the [Quarterly Accounts/Annual Accounts] used to determine the Fixed Charge Cover Ratio, Tangible Net Worth, Capital Expenditure  and the Borrowing Base Ratio;

Facility Agreement

8	(NPAT and Permitted Distributions):

(i)            the NPAT as at and for [the Quarter] is [];

(ii)           the NPAT as at [the Quarter] for the Testing Period is []; and

(iii)          the Obligors [are/are not] in compliance with clause 11.7(d);

9
attached are full details of the relevant calculations used to calculate the Parent Loan interest and Ultimate Parent overheads paid and reconciliations of the movement in the amount owing in respect of the Parent Loan and any increase in balance of equity (to the extent that Ultimate Parent overheads are capitalised);

10	except as disclosed in paragraph 4 below, no Default or Review Event has occurred or is subsisting; and

11	details of the exceptions to paragraph 3 are as follows:

and we have taken/propose the following remedial action:

By:
	(Director)	(Director)

By:
	(Name)	(Name)

Dated:

Facility Agreement

Schedule 7	Tranche A terms

This Schedule sets out additional terms and conditions of Tranche A (referred to in this Schedule 7 as the “Facility”).  In addition to words defined in clause 1.1 of the agreement, capitalised terms are defined in clause 14.2 of this Schedule 7.

This Facility is not a loan.

1	Offer to sell

(a)
You must offer to sell to the Purchaser all your right, title and interest in and to Book Debts by delivering electronically a Statement of Debt, recording the names of the debtors, invoice date, invoice number and invoice amount being the net of any trade or other documents.

(b)
Delivery of the Statement of Debt to the Purchaser is your offer to sell each of the Book Debts upon the terms of this Facility. The Purchaser may elect to accept any one or more or all such offers as it chooses, independently of its response to the others. Each of the Book Debts must be in Dollars, and the term must not exceed 90 days except by specific approval from the Purchaser.

(c)
Your offer is valid even if there is a mistake or omission in any invoice or other offer document, but operates as if correct and complete details for the Book Debt had been given in the invoice or offer document.

(d)	You must offer to sell to the Purchaser all book debts in respect of a Customer if:

(1)	the Purchaser has previously accepted an offer for any Book Debt in respect of that Customer;

(2)	the Purchaser otherwise nominates the Customer for this purpose.

2	Purchase price

The Purchase Price for sale of each Book Debt is calculated as the Invoiced Amount.

3	Purchaser responses to offer

(a)	The Purchaser may choose to accept, to “non-discount” or to reject any offered Book Debt, without having to give any reasons for its choice.

(b)	The Purchaser can reject a Book Debt by:

(1)	with your prior agreement, delivering by electronic means a notice to any number or address you have given the Purchaser; or

Facility Agreement

(2)	by posting or otherwise giving you written notice to that effect,

within 2 Banking Days after receipt of the offer documents in respect of the Book Debt.

(c)	If no notice is given under clause 3(b) of this Schedule 7, acceptance of each offered debt is complete 2 Banking Days after receipt of the Statement of Debt by the Purchaser.

(d)	For each Book Debt which is “non-discounted”:

(1)	your offer remains in force until the Purchaser accepts it or you withdraw it by electronic or written notice to the Purchaser;

(2)	the Purchaser may accept the offer at any time it remains in force; and

(3)	the Purchaser may seek payment of the Book Debt from the Customer, but the Purchaser must account to you for any amounts paid to the Purchaser in respect of the Book Debt.

(e)	Acceptance cannot occur except under this clause 3 of this Schedule 7.

(f)	Title to each Book Debt that is accepted passes on acceptance.

4	Payment and acceleration

(a)
The Purchaser will pay you the Purchase Price of Accepted Book Debts (less any amounts set off pursuant to the Finance Documents) by its due date for payment. This due date is the Banking Day after the Purchaser receives payment in full in cleared funds of the Invoiced Amount for that Book Debt.

(b)	You acknowledge and agree that the Purchaser satisfies its obligation to pay you the purchase price of any Book Debt by doing any of the following as it alone decides:

(1)	making payment of the amount in accordance with clause 4(a) of this Schedule 7; or

(2)	crediting your account maintained under clause 4(e) of this Schedule 7; or

(3)	setting off the amount pursuant to the Finance Documents.

(c)
At your request the Purchaser may (but is not obliged to) accelerate payment to you of certain amounts payable to you under this agreement, up to the Amount Available for Acceleration. The Amount Available for Acceleration is calculated as:

(1)	(Purchase Price of all Accepted Book Debts representing Australian invoices) x (Acceleration Percentage);

(2)	less the Principal Outstanding in respect of Tranche C;

Facility Agreement

(3)	less the Principal Outstanding in respect of Tranche A.

Provided that at no time may the Principal Outstanding in respect of Tranche A exceed the Tranche A Limit.

The accelerated amount may only be credited to a bank account in your name.

(d)	If any payment is accelerated under clause 4(c) of this Schedule 7, you will pay to the Purchaser a Discount Fee. The Discount Fee is calculated as follows:

outstanding balance of all amounts accelerated	x	the Discount Fee Rate

This fee is calculated daily and charged monthly in arrears to your Facility Account.

(e)
The outstanding balance of all amounts accelerated is the balance recorded as such in your Facility Account. Payments by you that are received by the Purchaser will be credited to the Facility Account no later than 2 Banking Days after receipt by the Purchaser. Any credits for amounts received in uncleared funds are subject to reversal if the funds do not clear.

(f)	If the Facility Account has a credit balance, the Purchaser will pay you an amount equal to the credit balance less any uncleared funds, reducing the balance accordingly.

5	Repurchase

(a)	The Purchaser may give you electronic or written notice requiring you to repurchase any Accepted Book Debt if any part of that Book Debt remains unpaid and either:

(1)	the Customer disputes liability to pay all or any part of it on any basis including:

(A)	by way of set-off or cross claim; or

(B)	by cancelling or varying or claiming to cancel or vary any terms of the Sale Agreement giving rise to the Book Debt, (whether payment terms or others); or

(2)	in the opinion of the Purchaser, the Customer becomes High Risk; or

(3)	the Facility is terminated by either party.

(b)	On the 3rd Banking Day after receipt of the electronic or written notice to repurchase, you must pay to the Purchaser the outstanding amount owing in respect of the Book Debt.

Facility Agreement

(c)
If the Purchaser requires you to repurchase Accepted Book Debts in the notice to you in clause 5(a) of this of this Schedule 7, you must pay to the Purchaser the outstanding amount owing in respect of the relevant Book Debts plus any other amount you owe to the Purchaser under this agreement.

(d)
You acknowledge and agree that the repurchase of a Book Debt under clause 5(a) of this Schedule 7 is not complete and the Purchaser may deal in the Book Debt as its only beneficial owner and keep for its own use any amounts received in respect of the Book Debt until:

(1)	the Purchaser receives full payment in cleared funds in respect of the Book Debt and other amounts payable under clause 5(a) of this Schedule 7 if applicable; and

(2)	the payment is not liable or contingently liable to be recovered from the Purchaser under any laws relating to bankruptcy or insolvency.

6	Warranties and undertakings

You warrant, undertake and agree in favour of the Purchaser:

6.1	Statement of Debt

(a)	Each of the debts listed in the Statement of Debt provided in accordance with clause 1(a) of this Schedule 7 is a debt due to you by the named debtor.

(b)	You have fully observed and performed all of the terms and conditions of the transactions giving rise to each of the debts in the Statement of Debt.

6.2	Payment of Accepted Book Debts

(a)	You must collect all Book Debts (including the Accepted Book Debts) at your own cost. All debtor deposits are required to be deposited to the Dedicated Bank Account.

(b)
If you do not already hold an account with the Purchaser, please provide a copy of the Certificate of Registration of Business Name so as Purchaser may open the Dedicated Bank Account. No other money is permitted to be deposited into that account.

(c)
All money collected by you or tendered to you in respect of any Accepted Book Debt is collected or received by you as agent for the Purchaser to be held on trust for the Purchaser and paid to the Purchaser immediately. You must notify your bankers of the provisions and effect of this clause.

(d)	On request by the Purchaser you will direct your Customers to pay any Accepted Book Debts to the Purchaser or as the Purchaser directs.

(e)
You irrevocably authorise each representative of the Purchaser to give to any Customer, on your behalf, a direction for payment of any Accepted Book Debt. It is understood the Purchaser will not exercise this authority unless there has first been an Event of Default.

Facility Agreement

(f)	You must not request, invite, advise or require any Customer to pay any Accepted Book Debt except:

(1)	to the Purchaser; or

(2)	otherwise, as you are directed by the Purchaser.

(g)	You must not act so as to hinder or prevent any Accepted Book Debt being paid to the Purchaser or as the Purchaser directs.

6.3	Sale of Book Debts

(a)	You will not tell any Customer of the sale of any Book Debt to the Purchaser unless the Purchaser first consents to or requires this in writing.

(b)
On request by the Purchaser, you will prepare and sign all documents and give all notices to your Customers or others as required by the Purchaser to perfect the legal assignment to it of any or all Accepted Book Debts.

6.4	Underlying Sale agreement

(a)	On request by the Purchaser you will deliver to the Purchaser any or all of the following referrable to any Book Debt:

(1)	invoices, vouchers and accounts;

(2)	all writing evidencing the Sale Agreement underlying any Book Debt and receipts for goods or services in respect of that Sale Agreement;

(3)	any further documents and information requested by the Purchaser.

The Purchaser’s request may be made at the time of delivery of the Statement of Debt for the Book Debt or at any later time.

(b)	The documents you provide must contain (as applicable):

(1)	full and correct names and addresses of Customers;

(2)	the unique batch number allotted by the Purchaser;

(3)	invoice numbers;

(4)	detailed and correct descriptions of the goods or services sold;

(5)	the date of the sale;

(6)	particulars of terms of payment and amounts payable by Customers in respect of the sale.

(c)	In respect of the Sale Agreement giving rise to each Book Debt (including any collateral agreement, warranty or representation in relation to the sale):

(1)	at the time of offer of the Book Debt you have duly and punctually performed all your obligations then required to be performed; and

Facility Agreement

(2)	you will duly and punctually perform all your other obligations to ensure the Book Debt is recoverable and not subject to any set-off or counter claim.

(d)
The Customer has not disputed, and will not at any time during the term of any Book Debt dispute, its liability to pay the Book Debt on any basis, including by way of set-off or counter claim.  Each Book Debt offered to the Purchaser is valid and enforceable for its Invoiced Amount.

(e)
After reasonable investigation of the financial status and credit of each Customer, you are satisfied beyond reasonable doubt that each Customer is able to pay all Book Debts that you offer to the Purchaser.

(f)	At the time of offering any Book Debt, you are not aware of any facts or circumstances relating to a Customer which may affect the Purchaser’s willingness to accept the Book Debt.

(g)	If, for any reason, any Customer returns to you any goods the sale of which gave rise to an Accepted Book Debt, you must immediately account to the Purchaser for the value of the returned goods.

(h)	If any Sale Agreement has given rise to an Accepted Book Debt, you must not rescind, cancel or vary that Sale Agreement, except with the specific prior written consent of the Purchaser.

(i)	No Book Debt offered to the Purchaser is or arises from a contract regulated by any consumer credit legislation (such as the Consumer Credit Code or hire-purchase legislation).

(j)	For each underlying Sale Agreement which gave rise to a Book Debt offered to the Purchaser:

(1)	all goods sold under the agreement were at the time of sale of merchantable quality, in proper order and condition and fit for the purpose for which they were purchased;

(2)	all services were rendered strictly as ordered; and

(3)	you have performed or will perform all obligations relating to the sale, whether arising by agreement or under any law.

(k)	For the purposes of this Agreement, any finding of any court in any proceeding in relation to any Accepted Book Debt, that:

(1)	the Book Debt is not valid, subsisting or enforceable; or

(2)	the agreement giving rise to the Book Debt is not valid and completed; or

(3)	the requirements of any law relating to the Book Debt or the agreement have not been satisfied by any person; or

Facility Agreement

(4)	at any material time you had no title to any goods sold under any such agreement,

is conclusive evidence of the fact against you in favour of the Purchaser in any proceedings between the parties.

6.5	Beneficial owner

(a)	Except for the interest of any trust notified to the Purchaser:

(1)	you are the sole beneficial owner of each Book Debt offered to the Purchaser when offered and when sold and of all property held by you or in your possession;

(2)	you have full title, power and right to transfer the Book Debts, free of any of the following by or in favour of any person:

(A)
mortgages, charges, liens or other encumbrances of any kind (for example, any supplier trade terms that provide for retention of title in any goods until all monies have been paid have been satisfied);

(B)	trusts, beneficial interest, or equities; or

(C)	rights, claims or demands.

(b)
If any Book Debt becomes subject to any trust you will notify the Purchaser immediately and will produce the original document creating the trust and all information in relation to it as and when requested by the Purchaser.

6.6	Accounting records

(a)	You will keep proper accurate and up to date delivery receipts in relation to your business.

(b)	On request by the Purchaser, you will give to a representative of the Purchaser, or any person the representative nominates in writing, at all reasonable times:

(1)	access to land and buildings and to all your books of accounts, delivery receipts and all other documents relating to your business;

(2)	all information requested by a representative of the Purchaser in relation to Accepted Book Debts and/or your business; and

(3)
the originals of any agreements, Customer receipts, invoices, ledger cards, microfiche, microfilm, magnetic tape, computer or other records relating to any Accepted Book Debts, but the Purchaser may allow you to retain any such document on loan or otherwise for any period the Purchaser allows.

(c)	You must not make entries in any of your accounting records in relation to any Accepted Book Debts if the entries would be contrary to any direction by the Purchaser.

Facility Agreement

7	Default

(a)	In addition to Events of Default listed in clause 13.1 of this agreement, a Default Event occurs if

(1)	you or anyone who gives a Security becomes High Risk; or

(2)	you fail to provide any information we require in terms of this agreement.

(b)
In addition to the Purchaser’s rights under clause 13.2 of the agreement or rights under any other Finance Document, upon any Event of Default occurring, the Purchaser may apply the Default Rate to all amounts accelerated.

8	Termination

(a)	This Facility will continue until it is terminated:

(1)	by the Purchaser giving you 3 month’s prior written notice; or

(2)	in connection with an Event of Default occurring:

However no termination affects any rights of any party in respect of Book Debts which were accepted or “non-discounted” under clause 3 of this Schedule 7 before termination took effect.

(b)
If this Facility terminates automatically or at the option of the Purchaser, the Purchaser may reverse that termination and reinstate the Facility at any time by written notice to you signed by a representative of the Purchaser. Any such reinstatement may be for as long as the Purchaser alone decides, without any need for the Purchaser to specify this. The reinstated Facility may be terminated immediately at any time by further written notice signed by a representative of the Purchaser.

9	Certificates

If the Purchaser gives you a certificate stating any of the following facts, matters or opinions, that certificate is conclusive evidence as against you and anyone who gives a Security, of the facts, matters and opinions stated in it at or for the time or times stated in it, including:

(a)	any Statement of Debt was not delivered by you (either on a stated day or time or at all); or

(b)	any Book Debt listed in any Statement of Debt was subject to a notice of rejection or notice to treat as non-discounted, which was posted or delivered to the you on a stated date; or

(c)	the individual amounts and/or subtotals or totals of

(1)	the Invoiced Amount;

Facility Agreement

(2)	the Purchase Price;

(3)	payments received by you or the Purchaser;

(4)	any credits or debits in respect of any Book Debt;

(5)	the outstanding balance of any Accepted Book Debts of any Customers or any Book Debts of any Customers which are “non-discounted” under clause 3 of this Schedule 7;

(6)	any other amounts, records or calculations made in connection with this agreement; or

(d)	any events or circumstances affecting or relating to the matters listed in (c), including whether amounts received by you have been paid to the Purchaser or otherwise accounted for; or

(e)	amounts due or owing by you or any of your related companies to the Purchaser.

10	Authority to Act

(a)	The Purchaser is authorised to act on any instructions you provide by telephone or transmits by facsimile or electronic mail.

(b)
Provided a facsimile or electronic mail instruction appears on its face to be genuine, the Purchaser will have no obligation to verify the authenticity or accuracy of the instruction received from you, or purporting to have been sent by you.  The Purchaser may act on any directions contained in a facsimile or electronic mail instruction, regardless of by whom the actual or purported instructions were transmitted or by what means any signature may have been affixed to the facsimile instruction and notwithstanding that the facsimile or electronic mail instruction may have been initiated or transmitted in error or fraudulently or may have been altered or distorted prior to or in the course of transmission.

(c)
The Purchaser may, in its absolute discretion, defer acting in accordance with the whole or any part of a facsimile or electronic mail instruction pending further enquiry to or confirmation by you, but the Purchaser will not be under any obligation to defer in this way in any case.

(d)
Where the Purchaser has agreed to accept your instructions (including an electronic delivery of a Statement of Debt and acceleration of payment of the Purchase Price of Accepted Book Debts) you will be issued with a personal password. It is your responsibility to keep this password confidential to prevent unauthorised persons from assuming your identity and accessing your Facility Account.

(e)
Never reveal your password details to anyone. To do so is an Event of Default and may lead to termination of the Facility. You will be liable for operations on your Facility Account where correct passwords have been used.

Facility Agreement

11	GST

(a)	This clause applies if the Purchaser becomes liable to pay GST in relation to

(1)	any supply made by the Purchaser to you; or

(2)	any payment (by way of adjustment, reimbursement, indemnity, damages or otherwise),

under or in connection with this agreement.

(b)	In this clause:

“GST law” means the “A New Tax System (Goods and Services) Act 1999” and any other law which imposes or otherwise deals with the imposition or administration of a goods and services tax in Australia;

each of “GST”, “input tax credit”, “reduced credit acquisition” and “supply” has the same meaning as under the GST law;

“reduced input tax credit” means an entitlement in relation to a reduced credit acquisition, as provided for in section 70-5(1) of the GST law;

“GST rate” means the rate of GST under the GST law; and

“GST-Exclusive Consideration” means any amount payable or consideration to be provided by you to the Purchaser under or in connection with this agreement, except amounts payable under this clause.

(c)	When any GST-Exclusive Consideration is payable or is to be provided, you must at the same time, also pay to the Purchaser an amount equal to:

GST-Exclusive Consideration x GST rate

MINUS the amount of any input tax credit or reduced input tax credit that the Purchaser is entitled to in respect of any part of the GST-Exclusive Consideration that is:

(1)	a reimbursement or indemnification of any amount paid by the Purchaser; or

(2)	determined wholly or in part by reference to any underlying cost, expense or liability incurred by the Purchaser.

(d)	The Purchaser will issue a tax invoice to the recipient of the supply before payment to the Purchaser of the GST inclusive consideration for that supply.

12	Privacy

(a)	In this clause:

“Commissioner” has the meaning given in the Privacy Act.

Facility Agreement

“Personal Information” has the meaning given in the Privacy Act.

“Privacy Act” means the Privacy Act 1988 (Cth).

“Privacy Statement” means a statement you provide to a debtor relating to disclosure and use of Personal Information.

(b)	You must comply with:

(1)	the Privacy Act and any guidelines issued by the Commissioner; and

(2)	any privacy policy or approved privacy code which you have adopted,

in respect of any Personal Information which you receive from the debtor. This will apply even if you would otherwise be exempt from the provisions of the Privacy Act.

(c)
You must co-operate with the Purchaser in the resolution of any complaint alleging a breach by you of the Privacy Act, a privacy policy or an approved privacy code, or by the Purchaser in relation to Personal Information disclosed by you to the Purchaser under this Agreement.

(d)	You must notify the Purchaser promptly:

(1)	if a Privacy Statement is not issued to any debtor;

(2)	of any change to Personal Information disclosed to the Purchaser of which you become aware; and

(3)	of any material change to your information collection, handling or Privacy Statement procedures.

(e)	You must ensure that any Privacy Statement discloses:

(1)	the purposes for which you are collecting the information including all relevant processes to achieve those purposes, such as managing the debtor’s account and receiving payment;

(2)	what the main consequences for the individual are if all or part of the information is not provided;

(3)	that you usually disclose debt invoice information, including Personal Information of the debtor, to your financier; and

(4)	that the debtor has a right to access information held by you or any of the organisations that you usually disclose information to.

Facility Agreement

13	Special Conditions

This Facility is also subject to the following conditions:

(a)
Notwithstanding the Purchaser’s right to vary the Acceleration Percentage at any time, should the aggregated percentage of Cash Sales and Intercompany Customers in the Aged Debtors Listing at the end of each month end exceed 5% of the total Book Debts, the Acceleration Percentage may be reviewed and adjusted accordingly.

(b)
The Dedicated Bank Account is to be opened and operated by the Purchaser solely and you acknowledge that you have no entitlement to the proceeds of that account and that you are not authorised to operate on that account.  You will notify your Customers with the Dedicated Bank Account details to enable direct crediting of proceeds of all Accepted Book Debts.

(c)	Unacceptable Book Debts will be determined according to the Purchaser’s usual credit requirements and will be disapproved and these may include:

(1)	Book Debts that are unpaid 90 days from the end of the month in which its invoice was created;

(2)	the Customer has a potential right of set off or contra (e.g. where the Customers is also a creditor). A contra is defined as an actual netting of the debtors and creditors balance at month end;

(3)	the Customer and you are not at arms length (e.g. intercompany and associated entity sales);

(4)	the Book Debt is disputed;

(5)	bad or doubtful Book Debts and Customers considered bad payers or a poor credit risk;

(6)	cash sales, clearing accounts or staff accounts;

(7)	post dated invoices;

(8)	foreign currency debts/overseas debtors (unless otherwise advised);

(d)	There are no restrictions in the Sale Agreements you have or will enter into, which would prohibit you selling invoices relating to those Sale Agreements to the Purchaser.

(e)
Terms of credit, correct company name (ACN/ABN) and trading name including ABN (if different to company ACN/ABN) are to be printed on all invoices.  Where the trading entity is a trust the ABN for the trust is also to be printed on all invoices.

(f)	No subsequent charges are to be granted over you without the Purchaser’s prior written consent.

(g)
The Purchaser will verify Book Debts being offered for purchase on a random basis.  You will be required to provide copies of all necessary documentation, which will include a copy of the original invoice, the purchase order and proof of delivery, to confirm the goods or services have been provided, in relation to the Book Debts being verified.

Facility Agreement

(h)	The following items are to be supplied to the Purchaser by the 8th Business Day of the subsequent month:

(1)	a copy of the Open Items Aged Debtors Listing at months end;

(2)	a copy of the Aged Creditors Listing as at the same month end (or prior month if not available) as that provided for the debtors;

(3)	Customer reconciliation (a Month End Reconciliation Summary) including balancing your records to the Purchaser’s records and certification in the format provided by the Purchaser on-line; and

(4)	any other reports specified by the Purchaser from time to time.

(i)	The Aged Debtors Listing supplied to the Purchaser is to be run in alphabetical order and aged by invoice date, with unacceptable debtors clearly delineated.

(j)	Invoices are not to be offered for funding under this Facility until the services have been performed.

(k)	Unless the Purchaser’s prior written consent is obtained, funding against any individual Customer will be restricted to 33% of the total Customer’s ledger.

(l)	You will also ensure the Dedicated Bank Account details are shown on your Client statements and invoices as the preferred account for electronic funds transfer.

14	Miscellaneous

(a)
Power of Attorney You appoint the Purchaser its representatives as your true and lawful attorney to render accounts in respect of Accepted Book Debts to your Customers in your name and make demands and commence and conduct or discontinue proceedings as the Purchaser alone decides in respect of recovery of amounts owed under Accepted Book Debts, which have not been assigned in law to the Purchaser.

(b)
Indemnity You indemnify the Purchaser and will keep the Purchaser indemnified against all losses or costs the Purchaser suffers or incurs in respect of this Facility or any Book Debt. Without limiting the meaning of those words, the losses and costs expressly include:

(1)
all costs arising from actions, proceedings, claims or demands brought or made by Customers in respect of any Book Debts, including any discounts taken from any debt by the Customer, if the discount was not noted on the invoice in respect of the Book Debt and allowed for in calculating the Invoiced Amount;

(2)	any amounts payable as a result of a breach by you of the Privacy Act or of this agreement.

Facility Agreement

(c)	Acknowledgment of Reliance You acknowledge and agree that in entering into this agreement the Purchaser is relying on your acknowledgments in this agreement.

(d)	Indemnities Continue Each indemnity in this agreement:

(1)	is a continuing obligation, separate and independent from your other obligations; and

(2)	survives termination of this agreement.

(e)
Waiver Any waiver of the Purchaser’s rights under or in connection with this agreement must be in writing signed by the Purchaser. Failure or delay in exercising a right, or the partial exercise of a right, does not constitute a waiver of any right and does not preclude the later exercise of the right in full.

(f)
Insurances  You must renew or replace your business insurance (which you must hold at all times) and trade credit insurance policy held (if any) on an ongoing basis before each policy expires and you must provide written evidence of the renewal or replacement of that insurance to the Purchaser, unless you have received a written notice from the Purchaser advising that such evidence is no longer required.

(g)	Audits

(1)
The Purchaser (and its representatives, agents or contractors) may conduct inspections of your business and records (including your Customers, creditors, inventory and Taxes) at any time.  You must co-operate with the Purchaser (or its representatives, agents or contractors) and comply with all reasonable requests (including the delivery of information) made in connection with such examinations. Failure to do so will constitute an Event of Default.

(2)
If required by the Purchaser, you must pay all reasonable costs and expenses incurred by the Purchaser (or its representatives, agents or contractors) in connection with its inspections where the frequency exceeds 3 in any Financial Year or where a scheduled inspection is cancelled at your request and in the Purchaser’s reasonable opinion was cancelled at short notice.

14.2	Defined Terms

Words used in this Schedule 7 have the same meanings as set out in clause 1.1 of the agreement and:

“Acceleration Percentage” means 80%.  The Purchaser may vary the Acceleration Percentage without your consent. This may occur, for example, following a review and in the Purchaser’s reasonable opinion there is a deterioration in the performance of your debtor ledger. The Purchaser will notify you of any change to the Acceleration Percentage in writing no later than the day on which the variation takes effect.

Facility Agreement

“Accepted Book Debts” means Book Debts offered for sale to the Purchaser under clause 1 of this Schedule 7 and accepted by the Purchaser under clause 3 of this Schedule 7.

“Aged Creditors Listing” means a summarised report aged in months by invoice date showing the monthly totals due to each creditor

“Aged Debtors Listing” means a summarised report aged in months by invoice date showing monthly totals of outstanding debts by debtor

“Amount Available for Acceleration” has the meaning given to clause 4(c) of this Schedule 7.

“Associate” has the same meaning as under the Corporations Act.

“Book Debts” means each debt owed to you in the course of your business (including all invoices, credit notes, debit notes and other adjustments).

“Cash Sales” means any Book Debt whose terms require payment within 7 days (or less) of the Services being provided.

“Copy” includes an electronic copy.

“Customer” means each Customer of your business and in respect of any Book Debt, means the debtor.

“Dedicated Bank Account” means the account described in clause 13(b) of this Schedule 7.

“Discount Fee” means the fee is calculated as the outstanding balance on all amounts accelerated (in accordance with clause 4(c) of this Schedule 7) multiplied by the Discount Fee Rate.

“Discount Fee Rate” means, the aggregate of the Base Rate and the Margin in each case applicable for Tranche A.

“Externally Controlled” in relation to a company means that the company:

(a)	is being wound up;

(b)	has a receiver or receiver and manager appointed (by a court or any person) in respect of any of its property;

(c)	is under administration;

(d)	has executed a deed of company arrangement that has not yet terminated; or

(e)	has entered into a compromise or arrangement with another person and administration of that compromise or arrangement has not been concluded.

Facility Agreement

“External Controller” means:

(a)	the liquidator, receiver, receiver and manager, or administrator of an Externally Controlled company; or

(b)	a trustee appointed to the estate of a person who is bankrupt or incapacitated.

“Facility Account” means your operational account which provides details of all transactions between you and the Purchaser.

“Government Agency” includes any minister, department, office, authority, instrumentality or other body or organ of government and any statutory corporation or other authority acting in any regulatory capacity.

A person is “High Risk” if:

(a)
the person resolves to enter into or enters into a scheme of arrangement or composition with their creditors or an assignment for the creditors’ benefit (unless the Purchaser has first approved this in writing);

(b)	the person proposes or is subject to a moratorium on their debts;

(c)	the person takes proceedings or actions similar to those in (a) and (b) so that their assets are or may be put under the control of their creditors;

(d)	the person seeks or is granted protection from their creditors under any legislation;

(e)	any attachment, distress execution or other process is made or levied against any of the person’s assets or a mortgagee enters into possession of any of their assets;

(f)	the person is unable to pay their debts as and when they become due and payable or is deemed to be insolvent within the meaning of any law applying to them;

(g)	the person fails to pay when due any amount required to be paid to any Government Agency under any law;

(h)	any Government Agency investigates any of the activities of the person;

(i)	the person ceases or threatens to cease to carry on business;

(j)	the person is a company and:

(1)	it becomes Externally Controlled or an application is made to a court for an order for it to become Externally Controlled;

(2)	a meeting is convened or a resolution is passed for it to be wound up or dissolved or for the appointment of an External Controller, or notice of any such meeting or resolution is given; or

(3)	it or any of its directors states that it cannot pay its debts as and when they fall due for payment or that it is insolvent; or

Facility Agreement

(k)	it is not a corporation and:

(1)	a sequestration order is made against the person or an application is made to court for such an order;

(2)	the person states that he or she cannot pay his or her debts as and when they fall due for payment or that he or she is insolvent;

(3)	he or she commits any act of bankruptcy under insolvency laws; or

(4)	in the reasonable opinion of the Purchaser, he or she becomes unable to control his or her affairs due to incapacity.

“Intercompany Customers” means any Customer who is a Related Company of the Borrower.

“Invoiced Amount” means the amount stated in the invoice for the Book Debt which is delivered under clause 1(a) of this Schedule 7, net of any discounts listed in the invoice.

“Month End Reconciliation Summary” means the debtors reconciliation as at the last day of the month.

“Open Items Aged Debtors Listing” means a report prepared in monthly increments as per Aged Debtors Listing however, detailing each invoice, credit note, adjustment entry etc which makes up the monthly balances for each debtor shown in the ledger. Such detail to include item date, reference number, and amount.

“Purchase Price” means in respect of any Book Debt, the price calculated under clause 2 of this Schedule 7.

“Purchaser” means the Lender.

“Related Company” means ‘related body corporate’ as that term is defined under the Corporations Act.

“Sale Agreement” includes an agreement for supply of service.

“Statement of Debt” means the statement in the form of Schedule 9 of the agreement, or in any other form as advised by the Purchaser.

“you” means Hudson Global Resources (Aust) Pty Limited ACN 002 888 762.

Facility Agreement

Schedule 8	Financial Guarantee

Banker's Undertaking

By:          Westpac Banking Corporation ABN 33 007 457 141

To:          [Favouree Name & ABN]

At the request of [Applicant Name (UPPERCASE)] [Applicant A.B.N.] (the Applicant) and in consideration of [Favouree Name & ACN] (the Favouree) accepting this undertaking [Purpose (in relation to)], Westpac Banking Corporation (Westpac) unconditionally undertakes to pay on demand any sum or sums which may from time to time be demanded by the Favouree up to a maximum aggregate sum of $[Amount (Figures incl. Cents)] ([Amount (Words)]) AUD Australian Currency (the Sum).

This undertaking is to continue until the first to occur of:

(a)	Westpac receives written notification from the Favouree that the Sum is no longer required by the Favouree; or

(b)	this undertaking is returned to Westpac; or

(c)	payment to the Favouree by Westpac of the whole of the Sum or such part as the Favouree may require; or

(d)
[4-00 p.m. on [Expiry Date dd/mm/yyyy] provided that any letter of demand for payment must be delivered into the hands of a Manager of Westpac, at Level 11, 55 Market Street, Sydney prior to that time.]

Should Westpac be notified in writing purporting to be signed by or for and on behalf of the Favouree that the Favouree desires payment to be made of the whole or any part or parts of the Sum, it is unconditionally agreed that such payment or payments will be made to the Favouree forthwith without reference to the Applicant and notwithstanding any notice given by the Applicant to Westpac not to pay the same. Provided always that Westpac may at any time without being required to do so pay to the Favouree the Sum less any amount or amounts it may previously have paid under this undertaking or such lesser sum as may be required and specified by the Favouree and thereupon the liability of Westpac hereunder shall immediately cease and determine.

The Favouree shall not assign or transfer all or any part of its rights under this undertaking without the prior written consent of Westpac.
Should Westpac in its discretion consent to the assignment or transfer of this undertaking then, unless the context requires otherwise, the word “Favouree” shall include each such assignee or transferee.

Dated at Sydney this 29th day of November, 2011

Signed for and on behalf of	)	For and on behalf of
Westpac Banking Corporation by its duly constituted Attorney	)	Westpac Banking Corporation
)
)
	)	/s/ Brett Jager
Duly authorised in this behalf	)	Brett Jager
	)	Tier B Attorney
)

Please forward all notices and correspondence in respect hereto to Corporate Bank Guarantees, Westpac Banking Corporation, Level 11, 55 Market Street, Sydney 2000.

ALIAS NO:

This is the copy instrument referred to in our Letter of Request and Indemnity dated

                                        20                    addressed to Westpac Banking Corporation.

For and on behalf of

[Applicant Name (UPPERCASE)]

[Applicant ABN]

(Authorised Signatory)

Print Name:

(Authorised Signatory)

Print Name:

Internal Westpac Use Only
To be completed by Account Director
Completed by
Total Value of Existing Guarantees on Issue	$
Total of this guarantee	$
Total provision required against the Invoice Finance Facility	$
Confirmation of sufficient availability under the Invoice Finance Facility received from WIF Credit Team	Yes/No

Facility Agreement

Indemnity Re: Bonds

And

Gx Guarantees

To:  Westpac Banking Corporation

ABN 33 007 457 141

By: [Applicant Name (UPPERCASE)]

[Applicant ABN]

Facility Agreement

Indemnity Re: Bonds and GX Guarantees

To:          Westpac Banking Corporation ABN 33 007 457 141
(Westpac)

In consideration of Westpac at the request of [Applicant Name (UPPERCASE)] [Applicant ABN] (the Applicant) executing an undertaking (the "instrument") in favour of [Favouree Name & ABN]  (the "favouree") in the form annexed to this indemnity, the Applicant agrees to perform and observe all the provisions to be performed and observed under its contract or other arrangements with the Favouree (the Contract) and:

1.
(General indemnity): To fully indemnify Westpac against all claims, proceedings, losses and liabilities of any kind whatsoever which may be made or arise by reason of the Instrument or by reason of any act or omission on the Applicant's part or on the part of anyone for whose acts or omissions the Applicant may be responsible under or in connection with the Contract.

2.	(Indemnity for amounts paid): To pay on demand to Westpac any amount which Westpac may be called upon to pay (or may in its discretion pay) under or in connection with the instrument.

3.	(Additional Costs and Interest) To pay on demand to Westpac:-

(a)
interest at such rate as Westpac may from time to time in its discretion determine on all amounts paid by Westpac under or in connection with the instrument or otherwise due to Westpac under this indemnity. Interest may be capitalised at the end of periods determined by Westpac. Interest will accrue from the date of payment of an amount, the date of capitalisation of interest, the date a cost or expense is incurred, or the date payment of a charge is due, and not from the date of any demand; and

(b)
all costs, charges and expenses (including all reasonable legal fees and expenses) which may be incurred by Westpac or for which Westpac may become liable in connection with the instrument or this indemnity.

4.
(Increased Costs): To indemnify fully Westpac against any cost, reduction in return, or foregone payment in connection with the instrument and arising from any change in or the introduction of, or any change in the interpretation of, any law or any control, request or directive of the Reserve Bank of Australia or any other authority which imposes or modifies any requirement whatsoever on Westpac, including without limitation any reserve, capital adequacy, deposit, liquidity requirements against assets or deposits of Westpac.

5.
(Charges and Duties): To pay on demand to Westpac the charges agreed from time to time with respect to the instrument and all stamp, transaction and other similar duties and charges in relation to this indemnity and any transaction under it. This includes financial institutions duty and debits tax.  The Applicant will also pay any fines and penalties unless they result from a failure by Westpac to lodge a document for stamping in sufficient time, having received from the Applicant the amount of stamp duty in good time.

Facility Agreement

6.	(Goods and Services Tax):

To pay on demand to Westpac:

(a)	any amount of GST (as defined in A New Tax System (Goods and Services Tax) Act 1999 (the GST Act)) payable by Westpac in respect of any transaction contemplated by this indemnity; and

(b)
if anything done or to be done under this indemnity by Westpac constitutes an input taxed supply for the purpose of the GST Act, any amount determined by Westpac as necessary for it to recoup any GST incurred by Westpac in connection with that supply.

Westpac will issue a tax invoice to the recipient of the supply before payment to it of the GST inclusive consideration for that supply.

7.	(Payment against documents without reference): That without limiting or in any way affecting any of the provisions of this indemnity:

(a)
Westpac may pay to the favouree any amount which Westpac may be called upon by the favouree to pay (or which Westpac, in its discretion may pay) under the instrument without reference to the Applicant and without making any enquiry or requiring or receiving any evidence as to whether any provision of the contract has or has not been performed or observed; and

(b)
Westpac has no responsibility to investigate the correctness of any statements or information or documents furnished to Westpac in pursuance or purported pursuance of any condition contained in the instrument or to investigate the authenticity of any signature or purported signature appearing upon any such document or that any signatory or purported signatory of any such document possesses any title office or position which in such document he claims or purports to possess or the capacity or entitlement of any such signatory or purported signatory to make/sign any document being or purporting to have been made/given pursuant to the terms of the instrument.

8.	(Cash cover): Westpac may at any time by written notice require the Applicant to pay to Westpac (without double counting):

(a)	all money actually or contingently owing by it to Westpac under or in connection with this indemnity; and

(b)	the amount assessed by Westpac as its maximum contingent obligation under the Instrument as at the date of that notice,

Facility Agreement

or such lesser amount as Westpac may require.

The Applicant will pay those amounts immediately.  Westpac may at any time apply any amount received (or held on deposit under this clause) in or towards satisfaction of any amount at any time payable by Westpac under the Instrument or by the Applicant to Westpac under or in relation to this Indemnity.

Any amount received and not applied in satisfaction of obligations will be deposited with Westpac.  The deposit (and interest credited under this clause) will accrue and be credited with interest at a rate and in a manner which Westpac determines would under its normal procedures apply to deposits of a similar amount at call (or of any other term specified by Westpac).

The deposit is repayable by Westpac only to the extent that on any day it exceeds the amount described at (a) and (b) of this clause.  If it is less than that amount then Westpac may require additional payments.

9.
(Authority to Debit Account): That Westpac is authorised (but shall not be obliged to do so) to debit to the Applicant’s account any amount that the Applicant is obliged to, or would be obliged to after the making of demand (whether or not that demand is made) pay to Westpac under this indemnity.

10.	(Foreign Currency Payments):

(a)	That, unless Westpac requires otherwise, payments to Westpac under this indemnity must be denominated in the same currency as is Westpac’s obligation under the instrument.

(b)
That if Westpac is called upon to make a payment or in its discretion makes a payment under the instrument and the payment is made in a currency other than Australian dollars then Westpac may require that the Applicant’s indemnity obligation be satisfied by payment of the Australian dollar equivalent of the amount paid by Westpac, calculated at Westpac’s spot rate of exchange for that currency at the time such payment is made.

(c)
If any sum due from the Applicant under this indemnity or any order or judgment given or made in relation to this indemnity has to be converted from the currency (the "first currency") in which it is payable or under an order or judgment into another currency (the "second currency") for the purpose of:

(i)	making or filing a claim or proof against the Applicant,
(ii)	obtaining an order or judgement in any court or other tribunal or
(iii)
enforcing any order or judgment given or made in relation to this indemnity the Applicant shall indemnify and hold harmless Westpac from and against any loss suffered as a result of any discrepancy between:

Facility Agreement

(A)	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

(B)
the rate or rates of exchange at which Westpac may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

11.
(Certificate Conclusive): That a certificate of any officer of Westpac stating the amount with which Westpac is entitled to debit the Applicant’s account at the date mentioned in the certificate is proof that the Applicant in fact owes the amount stated unless the Applicant proves the contrary.

12.
(Indemnity independent from Contract and Instrument): That the Applicant's liability under this indemnity shall not be in any way affected by reason of any addition to, omission from or variation of the contract or by reason of the fact that Westpac was not or may have ceased to be bound legally by the instrument.

13.
(No obligation to enter legal proceedings): That Westpac shall not be obliged to institute or defend any legal or other proceedings by reason of any claim or demand made upon Westpac or by reason of any right accruing to Westpac under or with reference to the instrument.

14.	(Multiple Contracting Parties): That where there are two or more contracting parties to this indemnity:

(a)	this document shall bind any of the other signatories hereto notwithstanding that the execution hereof by any contracting party is or may become void or voidable; and

(b)	their obligations hereunder in all respects shall be joint and several.

15.
(Termination of Indemnity): That this indemnity shall remain in full force and effect against the Applicant until Westpac has actually received payment in full of all monies hereafter to become owing or payable under this indemnity.

16.	(Expiry dates, limit on liability and foreign law):

(a)
That despite the fact that the instrument contains an expiry date or is intended to be for a limited amount the Applicant's liability hereunder will continue after that expiry date on the same terms and conditions and will not be limited as may have been intended until Westpac’s responsibility under the instrument according to the law of any place claiming jurisdiction or any applicable law, terminates.

(b)
That if Westpac’s responsibility to and under the instrument continues after the expiry date that the Applicant will also pay to Westpac any commission, taxes and other expenses from the expiry date up to the time Westpac’s responsibility, according to the law of any place claiming jurisdiction or any applicable law, terminates.

Facility Agreement

17.	(Governing Law): This indemnity will be governed by and construed in accordance with New South Wales law.

Dated at                                         this                          day of                                       20

For and on behalf of

[Applicant Name (UPPERCASE)]

[Applicant ABN]

Authorised Signatory

Print Name:

Authorised Signatory

Print Name:

Signed for and on behalf of : Customer Name CUSTOMER ABN

Director	Director/Secretary

Name (please print)	Name (please print)

Facility Agreement

Schedule 9	Statement of Debts

Invoice Finance Statement of Debt
(format for manual upload when electronic option is not available)

This statement is delivered by the undermentioned pursuant to the Business Finance Agreement in force between and Westpac Banking Corporation

Vendor’s full name	ABN

Debtor Number	Debtor’s Name	Invoice Date	Invoice Number	Invoice Amount	Due Date
CARRIED FORWARD FROM PREVIOUS PAGE ➢
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /
		/ /			/ /

			Sub Total ☐ (✓) Total ☐	$

Bank Use Only
Checked by Date	Batch no. Batch Due Date
/ /

Entered by Date Edited	Client no. Batch Total
/ /	$

Facility Agreement

Signing page

Executed as an agreement

Security Trustee

SIGNED SEALED AND DELIVERED for and on behalf of WESTPAC BANKING CORPORATION ABN 33 007 457 141 by its attorney under power of attorney dated 17 January 2001 registration Book 4299 No 332 in the presence of:

/s/ Rebecca Aldridge
Witness (signature)

Rebecca Aldridge
Name of Witness (Print)
) ) ) ) ) ) )
By executing this document the attorney states that they have received no notice of revocation of the power of attorney

/s/ Brett Jager
Name: Brett Jager
Office Held: Tier B Attorney

Name:
Office Held:

Facility Agreement

Aus Lender

SIGNED SEALED AND DELIVERED for and on behalf of WESTPAC BANKING CORPORATION ABN 33 007 457 141 by its attorney under power of attorney dated 17 January 2001 registration Book 4299 No 332 in the presence of:

/s/ Rebecca Aldridge
Witness (signature)

Rebecca Aldridge
Name of Witness (Print)
) ) ) ) ) ) )
By executing this document the attorney states that they have received no notice of revocation of the power of attorney

/s/ Brett Jager
Name: Brett Jager
Office Held: Tier B Attorney

Name:
Office Held:

NZ Lender

Westpac New Zealand Limited by its Attorney	/s/ Attorney
/s/ Josephine Maria Canos Witness Josephine Maria Canos Name Legal Executive Occupation Westpac New Zealand Limited Address

Facility Agreement

Aus Borrower

Executed by Hudson Global Resources (Aust) Pty Limited ACN 002 888 762 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )
/s/ Mark Leigh Signature of Director		/s/ Matthew Warburton Signature of Director/Secretary
Mark Leigh Print name of Director		Matthew Warburton Print name of Director/Secretary

NZ Borrower

Signed for an on behalf of Hudson Global Resources (NZ) Limited by:	) )
/s/ Mark Steyn Signature of Director		/s/ Mark Leigh Signature of Director
Mark Steyn Print name of Director		Mark Leigh Print name of Director

Initial Guarantor

Executed by Hudson Highland (APAC) Pty Limited ACN 074 319 396 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )
/s/ Mark Leigh Signature of Director		/s/ Matthew Warburton Signature of Director/Secretary
Mark Leigh Print name of Director		Matthew Warburton Print name of Director/Secretary

Facility Agreement

Sydney Level 16 321 Kent Street Sydney NSW 2000 PO Box Q1164 QVB Post Office Sydney NSW 1230 DX 282 Sydney Ph: +61 2 9373 3555 Fax: +61 2 9373 3599
Our ref: MEM:BKBWES083-00096